UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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JACUZZI BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 7, 2004

Dear Fellow Stockholder:

      The Annual Meeting of Stockholders of Jacuzzi Brands, Inc. will be held on February 11, 2004, beginning at 11:00 a.m., local time, at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406.

      At the Annual Meeting, you will vote on the election of five directors and the ratification of Ernst & Young LLP’s appointment as independent auditors. We will also seek approval of proposals to (i) approve our 2004 Stock Incentive Plan and (ii) permit the exchange of certain outstanding eligible stock options for a lesser number of shares of restricted stock (the “Exchange Program”).

      We believe that these proposals, if approved, will allow us to attract, retain, reward and motivate key individuals by providing them with an opportunity to acquire or increase an ownership interest in Jacuzzi Brands. We believe this opportunity will provide incentives for such individuals to maximize their effort for our growth and success. Furthermore, because participants in the Exchange Program will be exchanging a greater number of stock options for a lesser number of shares of restricted stock, the number of shares of stock subject to options will be reduced, lessening the number of such shares as a percentage of shares outstanding.

      Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations as set forth in the attached Proxy Statement.

Sincerely,

DAVID H. CLARKE
Chairman and Chief
Executive Officer

Jacuzzi Brands, Inc.	•	Phillips Point — West Tower	•	777 South Flagler Drive, Suite 1100, West Palm Beach, FL 33401

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
VOTING
OWNERSHIP OF COMMON STOCK
Certain Beneficial Owners
Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Organization of the Board and its Committees
Compensation of Directors
Report of the Audit Committee
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks
Summary Compensation Table
Option Grants for Fiscal 2003 and Potential Realizable Values
Option Exercises and Values for Fiscal 2003
Equity Compensation Plan Information
Comparison of Cumulative Total Return
Jacuzzi Brands Master Pension Plan
Jacuzzi Brands Supplemental Retirement Plan
Employment Agreements
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Independent Public Accountants
PROPOSAL I -- APPROVAL OF 2004 STOCK INCENTIVE PLAN
PROPOSAL II -- APPROVAL OF EXCHANGE PROGRAM
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS
ADDITIONAL INFORMATION
HOUSEHOLDING
Appendix A -- Audit Committee Charter
Appendix B -- 2004 Stock Incentive Plan

Notice of Annual Meeting of Stockholders
To Be Held February 11, 2004

       Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 on February 11, 2004, beginning at 11:00 a.m., local time, for the following purposes:

1. To elect two directors in Class I, each for a term of one year and three directors in Class III, each for a term of three years;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004;

3. To approve the Company’s 2004 Stock Incentive Plan;

4. To approve a proposal to permit the exchange of certain outstanding eligible stock options for a lesser number of shares of restricted stock; and

5. To consider any other matters that may properly come before the Annual Meeting, and at any and all postponements or adjournments thereof.

      Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on December 23, 2003 will be entitled to notice of and to vote at the Annual Meeting and any and all postponements or adjournments thereof.

By Order of the Board of Directors,

STEVEN C. BARRE
Secretary

West Palm Beach, Florida
January 7, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,

SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

JACUZZI BRANDS, INC.

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 on February 11, 2004, at 11:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about January 7, 2004.

VOTING

      Only stockholders of record at the close of business on December 23, 2003 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 75,095,721 shares of Common Stock were outstanding.

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The five nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as “against” it. Broker non-votes with respect to a given proposal will not be counted as either “for” or “against” it, but will reduce the number of shares needed for a majority decision.

      If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) for the election of the slate of nominees proposed by the Board, (ii) for ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004, (iii) for the approval of a proposal that would approve the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), (iv) for the approval of the proposal to permit the exchange of outstanding stock options for a lesser number of shares of restricted stock (the “Exchange Program”) and (v) as recommended by the Board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

      The Company’s Retirement Savings & Investment Plan (the “401(k) Plan”) provides that the trustee of the 401(k) Plan shall vote the number of shares of Common Stock allocated to a participant’s account as instructed by the participant and that the trustee shall vote the number of shares for which no instructions are received in the same proportion as those shares in the 401(k) Plan for which instructions have been received. Courts have held that trustees are required to follow participants’ instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Voting instruction cards are being mailed to all participants in the 401(k) Plan. If a participant also owns shares outside the 401(k) Plan, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustee will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than February 6, 2004. The total number of shares in the 401(k) Plan as of the Record Date represents approximately 1.54% of the shares of Common Stock outstanding on the Record Date.

OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

      The following table sets forth information as to the beneficial ownership of Common Stock as of the Record Date by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the “Exchange Act”), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

	Number of	Percent
Name and Address of Beneficial Owners	Shares	of Class

Southeastern Asset Management, Inc. (1)	11,716,200	15.60%
6410 Poplar Ave., Suite 900
Memphis, TN 38119
Dimensional Fund Advisors, Inc. (2)	5,203,900	6.93%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)	According to Schedule 13G/A filed on February 3, 2003, by Southeastern Asset Management, Inc. (“SAMI”) and Longleaf Partners Small-Cap Fund (“Longleaf”), (a) SAMI beneficially owns 11,716,200 shares, as to which SAMI has the sole voting power with respect to 2,227,200 shares, shared voting power with respect to 8,840,000 shares, and no voting power with respect to 649,000 shares, and sole dispositive power with respect to 2,876,200 shares and shared dispositive power with respect to 8,840,000 shares and (b) Longleaf beneficially owns 8,840,000 shares, as to which Longleaf has shared voting power with respect to 8,840,000 shares and shared dispositive power with respect to 8,840,000 shares.

The Board has agreed to permit SAMI and its managed funds to purchase up to 19.9% of the outstanding Common Stock without causing the Rights under the Company’s Stockholder Rights Plan to separate and become exercisable. SAMI has entered into a standstill agreement with the Company dated as of December 5, 2002 (the “Standstill Agreement”). Under the Standstill Agreement, SAMI agreed not to increase its ownership interest in the Company beyond 19.9% of total voting power. SAMI further agreed not to sell or otherwise transfer, directly or indirectly, any voting securities of the Company, except (i) to any person who agrees to be bound by the terms of the Standstill Agreement and who would not own more than 19.9% of total voting power; (ii) to any person who would not own more than 14.9% of total voting power, (iii) in the open market in the ordinary course of business so long as the provisions of the preceding clause (ii) are satisfied, (iv) pursuant to a tender or exchange offer made by the Company or recommended by the Company’s Board or (v) with the consent of the Company.

SAMI also agreed not to (i) make or solicit any acquisition proposals for the Company, (ii) solicit or otherwise become a participant in any solicitation of proxies, (iii) form or join in a group (within the meaning of the securities laws) with respect to any voting, (iv) grant any proxies with respect to any voting securities (other than as recommended by the Board), (v) propose any amendments to the Standstill Agreement or (vi) request the Company to redeem the rights issued pursuant to the Rights Agreement dated as of October 15, 1998 between the Company and Chase Manhattan Bank. SAMI further agreed to vote all of its voting securities in excess of 15% of total voting power either in accordance with the recommendation of the Company’s Board or in proportion to votes cast by the other holders of the Company’s voting securities.

The Standstill Agreement will terminate upon the occurrence of any of the following: (i) the written agreement of the Company and SAMI to terminate the Standstill Agreement; (ii) December 5, 2012; (iii) the decrease of SAMI’s ownership interest to less than 15% of total voting power (provided that if SAMI were to reacquire 15% or more of the total voting power prior to December 5, 2012, the Standstill Agreement would be reinstated); (iv) any person acquires more than 50% of the total voting power of the Company; or (v) the dissolution, liquidation or winding up of the Company.

(2)	According to Schedule 13G/A filed on February 3, 2003, by Dimensional Fund Advisors, Inc. (“DFA”), DFA beneficially owns 5,203,900 shares, as to which DFA has the sole voting power and sole dispositive power with respect to all such shares.

Directors and Executive Officers

      The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each current director and nominee, the executive officers named in the Summary Compensation Table and all directors and executive officers currently employed by the Company as a group. Each director, nominee or executive officer has sole voting and investment power over the shares reported, except as noted below.

	Number of	Percent
Name	Shares(1)(2)(3)	of Class

Steven C. Barre	154,316	*
Brian C. Beazer(4)	130,031	*
William E. Butler	85,261	*
David H. Clarke(5)	2,540,107	3.38%
Donald C. Devine	157,349	*
Veronica M. Hagen	0	*
John J. McAtee, Jr.	148,236	*
Claudia E. Morf	1,500	*
Jeffrey B. Park	12,931	*
The Honorable Charles H. Price II(6)	90,783	*
Sir Harry Solomon(7)	146,236	*
Royall Victor III	101,736	*
Thomas B. Waldin	530,420	*
Allan D. Weingarten	251,423	*
Robert R. Womack(8)	566,322	*
All current directors and executive officers as a group (16 persons)(9)	4,919,944	6.55%

*	Less than 1%.

(1)	Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke — 107,500 shares; Mr. Devine — 50,000 shares; Mr. Barre — 10,000 shares; all current directors and executive officers as a group — 167,500 shares.

(2)	Includes the number of equivalent shares held in the 401(k) Plan as of September 27, 2003 (the last calendar quarter prior to the Record Date and the latest practicable date for such information) on behalf of plan participants, based on investments made by the individuals and by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, with respect to which such persons have pass-through voting power as provided by the plan, but no investment power with respect to the Company’s matching contribution. The 401(k) Plan provides for unit value accounting, not share accounting. The participants’ proportionate value of the fund is converted to share equivalencies for reporting purposes, with the underlying shares maintained in such fund, and are as follows: Mr. Barre — 7,253 share equivalents; Mr. Clarke — 80,514 share equivalents; Mr. Devine — 1,599 share equivalents; Mr. Park — 431 share equivalents; Mr. Weingarten — 11,423 share equivalents; Mr. Womack — 13,991 share equivalents; all current directors and executive officers as a group — 115,211 share equivalents.

(3)	Includes shares which are subject to options exercisable within 60 days. The shares subject to such options for the executive officers named in the table are as follows, which options were granted at prices ranging from $2.82 to $20.50 per share: Mr. Barre — 135,500 shares; Mr. Clarke — 1,358,158 shares; Mr. Devine — 73,750 shares; Mr. Park — 7,500 shares; Mr. Weingarten — 240,000 shares. The shares subject to such options for the non-executive directors are as follows: Mr. Beazer — 48,750 shares; Mr. Butler — 50,850 shares; Mr. McAtee — 50,250 shares; Mr. Price — 50,250 shares; Sir Harry — 50,250 shares; Mr. Victor — 50,250 shares; Mr. Waldin — 7,500; Mr. Womack — 405,850 shares; all current directors and executive officers as a group — 2,590,412 shares.

(4)	Includes 45,000 shares held in trust.

(5)	Includes 1,000 shares held in the aggregate by Mr. Clarke’s wife in which he disclaims beneficial ownership; it also includes 293,645 shares held by a holding company in which Mr. Clarke and his wife have a 41% equity ownership.

(6)	Includes 3,225 and 1,175 shares held in Mr. Price’s Individual Retirement and Pension accounts, respectively, as to which Mr. Price has voting and investment power; also includes 150 shares held by his wife, as to which he disclaims beneficial ownership.

(7)	Includes 31,000 shares held by a holding company as to which Sir Harry shares voting power and investment power; also includes 51,000 shares held in a charitable trust as to which Sir Harry is a trustee, and as to which he disclaims beneficial ownership.

(8)	Includes 24,612 shares in which Mr. Womack and his wife have shared voting and investment power.

(9)	The aggregate amount of shares beneficially owned by all directors and executive officers as a group does not include shares or options beneficially held by executive officers who are no longer employed by the Company, such as Mr. Weingarten, who retired as of December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission (the “Commission”). Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company believes that its directors and executive officers were in compliance with these requirements with respect to the Company’s fiscal year ended September 27, 2003 (“fiscal 2003”).

ELECTION OF DIRECTORS

(Item A on Proxy Card)

      The Board of the Company is presently divided into three classes, with each class serving three years, subject to the Company’s retirement policy for directors. The term of office of directors in Class III expires at the Annual Meeting. Additionally, in accordance with the Company’s retirement policy for directors, Mr. Butler and Mr. Price will retire from the Board as of the date of the Annual Meeting.

      The Board proposes that:

•	Sir Harry, who is currently serving as a Class III director, be elected to Class I for a term of one year, in order to maintain a balance among the number of directors in each class,

•	Ms. Hagen be elected to Class I for a term of one year, and

•	Mr. Clarke, Ms. Morf and Mr. Womack, each of whom are currently serving as Class III directors, be elected to Class III for a term of three years,

in each case, until their successors are duly elected and qualified.

      The Board has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

      Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, Sir Harry and Ms. Hagen’s term will continue until the 2005 Annual Meeting and until their successors are duly elected and qualified and Mr. Clarke, Ms. Morf and Mr. Womack’s term will continue until the 2007 Annual Meeting and until their successors are duly elected and qualified. Mr. Clarke, Ms. Hagen, Ms. Morf, Sir Harry and Mr. Womack would be expected to serve their full terms.

      Set forth below is biographical information as of a recent date concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

Nominees for Election as Directors

     Class I — Term continues until the 2005 Annual Meeting

      Sir Harry Solomon, 66, has served as a director of the Company since June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of a number of companies including Consolidated Land Investments Limited.

      Veronica M. Hagen, 57, has served as Vice President of Alcoa Inc. since 2000. Ms. Hagen was promoted to Chief Customer Officer of Alcoa in 2003, having served as President of Alcoa Engineered Products, Chicago, Illinois from 2000 to 2003. Prior to working for Alcoa, she served as Executive Vice President, Distribution & Industrial Products, Alumax, Inc., Cressona, Pennsylvania (formerly Cressona Aluminum Company) from 1996 to 1998. She is also a director of Covanta Energy Corporation.

     Class III — Term continues until the 2007 Annual Meeting

      David H. Clarke, 62, has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995 (the “Demerger”). Mr. Clarke was Vice Chairman of Hanson PLC (“Hanson”) from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Mr. Clarke is a director of Fiduciary Trust International, a company engaged in investment management and administration of assets for individuals, which is a subsidiary of Franklin Templeton Investments. Mr. Clarke is also a director of Lions Gate Investment Limited, whose DOBI Medical International operations are developing an optical imaging system for cancer diagnosis.

      Claudia E. Morf, 52, was named a director of the Company on September 24, 2003. Ms. Morf served as Senior Vice President and Chief Financial Officer of Rodale Inc., a publishing and interactive media company, from 2000 to 2002. Previously, she was Vice President and Treasurer of CBS Corporation (now Viacom, Inc.; formerly Westinghouse Electric Co.) from 1994 to 1999. From 1981 to 1994, she held various financial positions at PepsiCo, Inc., most recently as Vice President and Assistant Treasurer.

      Robert R. Womack, 66, has served as a director of the Company since June 1998. He served as a director, Chairman and Chief Executive Officer of Zurn Industries, Inc. (“Zurn”) from October 1994 until December 31, 1999. Mr. Womack is currently a director of Covanta Energy Corporation, formerly known as The Ogden Corporation, and a director of Commercial Metals Company.

Directors Continuing in Office

     Class I — Term continues until the 2005 Annual Meeting

      Brian C. Beazer, 68, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as the Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. He also serves as a director of Numerex Corp., Jade Technologies Singapore Ltd. and United Pacific Industries Limited.

      John J. McAtee, Jr., 67, has served as a director of the Company since the Demerger. Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is also a director of PhotoMedex, Inc.

     Class II — Term continues until the 2006 Annual Meeting

      Royall Victor III, 65, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.’s Investment Banking Group from January 1994 until his retirement in July 1997.

      Thomas B. Waldin, 61, has served as a director of the Company since February 2003. Mr. Waldin was the President and Chief Executive Officer and a director of Essef Corporation, a manufacturer of products used in the treatment of water, from 1990 to 1999 when it was sold to Pentair, Inc. He is active as an investor in a number of public and private companies, and a director of a number of private companies.

CORPORATE GOVERNANCE

Organization of the Board and its Committees

      The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”). The Commission recently approved corporate governance rules adopted by the NYSE (the “NYSE Rules”) that require the Company to comply with certain corporate governance guidelines, including establishing certain standards for the Company’s various board committees. The Board has therefore adopted Corporate Governance Guidelines that give effect to the NYSE Rules and various other matters. The Company’s Corporate Governance Guidelines are available on its website at www.jacuzzibrands.com.

      The NYSE Rules require that a majority of the directors be independent directors under the NYSE Rules regarding director independence. Generally, the NYSE Rules would prohibit a director from qualifying as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that each of the Company’s directors, other than Mr. Clarke, are independent directors under the NYSE Rules.

      The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any the directors c/o Office of the General Counsel, Jacuzzi Brands, Inc., 777 S. Flagler Drive (Suite 1100 West), West Palm Beach, Florida 33401. All communications will be compiled by the Office of the General Counsel and submitted to the Board or the individual directors on a periodic basis.

      To promote open discussion among the independent directors, the Company schedules regular executive sessions in which the independent directors meet without management participation. The Company rotates the presiding director for each executive session among the chairs of the various board committees. In order to communicate directly with the independent directors, stockholders should follow the procedures set forth in the above paragraph.

      In accordance with the Corporate Governance Guidelines, the Board has established five standing committees, a Nominating and Corporate Governance Committee (the “NCG Committee”), an Audit Committee, a Compensation Committee, a Finance Committee and an Executive Committee, each of which is briefly described below. The charters of the NCG Committee, the Audit Committee and the Compensation Committee are available on the Company’s website at www.jacuzzibrands.com.

      The NCG Committee is responsible for recommending nominees for the Board and the committees of the Board and for advising the Board on corporate governance matters. The NCG Committee (or its predecessor, the Nominating Committee), which consists of Messrs. McAtee (Chairman), Victor and Womack, met eight times during fiscal 2003. Each member of the NCG Committee satisfies the independence requirements under the NYSE Rules. The NCG Committee will consider director nominee recommendations by stockholders provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in “Stockholder Proposals and Nominations Of Board Members” below.

      In making its nominations, the NCG Committee identifies candidates who meet the current challenges and needs of the Board. The Company’s Corporate Governance Guidelines provide that the NCG Committee shall determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board considers, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the NYSE Rules.

      The NCG Committee uses multiple sources for identifying and evaluating nominees for directors including referrals from current directors, recommendations by stockholders and input from third party executive search firms. There are no differences in the manner in which the NCG Committee evaluates nominees for directors based on whether the nominee is recommended by a stockholder.

      Ms. Morf and Ms. Hagen are being nominated for election to the Board for the first time. Ms. Morf was appointed to the Board in September 2003 following a search conducted with the assistance of a third party executive search firm. Ms. Hagen was initially brought to the attention of the NCG Committee by one of the Company’s independent directors. The NCG Committee then evaluated Ms. Hagen, as well as other potential candidates identified by a third party executive search firm. Upon the completion of the NCG Committee’s evaluation of the potential candidates, the NCG Committee recommended Ms. Hagen to the Board. The Board then unanimously voted to nominate Ms. Hagen as a director. The NCG Committee did not receive a recommended nominee from a stockholder who beneficially owned, or a group of stockholders who beneficially owned, more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation was made.

      The Company has an Audit Committee. Information regarding the functions performed by the Committee and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee.” The Committee consisted of Mr. Victor (Chairman), Mr. Butler, Mr. McAtee, Ms. Morf and Mr. Waldin. Mr. Butler will be retiring from the Board as of the Annual Meeting in accordance with the director retirement policy set forth in the Company’s Corporate Governance Guidelines. The Board determined that each of the Audit Committee members qualifies, and was designated, as an “audit committee financial expert” under applicable Commission regulations. In making such decision, the Board noted their familiarity with the experience of the Audit Committee members and that each had significant experience in the industry, had strong financial backgrounds and had been involved with (from a financial and other standpoint) a number of diverse companies of varying size and complexity and in various industries. Such experience included analysis and evaluation of financial statements. Also, each member was determined to have the ability to assess the application of GAAP as it relates to estimates, accruals and reserves, an understanding of internal control and an understanding of audit committee functions.

      The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The Committee, which consisted of Mr. Womack (Chairman), Mr. Beazer, Mr. Price and Sir Harry, met six times during fiscal 2003. Mr. Price will be retiring from the Board as of the Annual Meeting in accordance with the director retirement policy set forth in the Company’s Corporate Governance Guidelines.

      The Finance Committee has been authorized to oversee all of the Company’s financial activities, including financings, the evaluation of the strategic alternatives for the Company and the conduct of the sales of certain of the Company’s assets and businesses. The Committee, which consisted of Messrs. Beazer, McAtee (Chairman), Price, Victor and Womack, met four times during fiscal 2003. As noted above, Mr. Price will be retiring from the Board as of the Annual Meeting.

      The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The Committee, which consists of Mr. Clarke (Chairman), Sir Harry and Mr. Victor, met once during fiscal 2003.

      All of the Company’s directors are encouraged to attend the Company’s annual meeting. Four of the Company’s directors were in attendance at the Company’s 2003 Annual Meeting.

Compensation of Directors

      Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. In fiscal 2003, each non-employee director was entitled to an annual retainer of $25,000 payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For fiscal 2003, the retainer was paid to each non-employee director by delivery of 10,639 shares of Common Stock, based on the closing price of the Company’s Common Stock on the NYSE on September 30, 2002 of $2.35 per share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock.

      Each non-employee director is also entitled to a fee of $1,500 payable in cash for each Board or committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors’ and officers’ liability and travel accident insurance policies insuring both employee and non-employee directors.

      Commencing with the Company’s fiscal year ending October 2, 2004 (“fiscal 2004”), the following changes were made to non-employee director compensation:

•	The portion of the annual retainer that was payable in Common Stock was increased from $25,000 to $30,000 for those directors who elected to defer 100% of such amount in the form of restricted stock units under the Company’s Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”); and

•	Directors are permitted to defer all or a portion of their cash retainer and meeting fees in the form of restricted stock units under the Deferred Compensation Plan.

      A stock unit is a unit of measurement equivalent to one share of Common Stock, but with none of the attendant rights of a stockholder of a share of Common Stock until shares are ultimately distributed in payment of the deferred obligation (other than rights to additional units equivalents for dividends and other distributions on the shares). Unless otherwise elected by the director pursuant to the terms of the Deferred Compensation Plan, any shares of Common Stock that are deferred in the form of restricted stock units under the Deferred Compensation Plan will be distributed in the form of Common Stock to a director in two installments: (i) 50% upon a director’s retirement and (ii) 50% one year after retirement. Similarly, unless otherwise elected, any cash fees that are deferred in the form of restricted stock units will be distributed upon retirement. All amounts that are deferred in the form of restricted stock units under the Deferred Compensation Plan will be distributed in the form of Common Stock. The Deferred Compensation Plan will be amended to permit the directors to elect the timing of their distribution of cash fees and Common Stock that are deferred in the form of restricted stock units to be distributed at any date which is more than one year from the date of the election.

      For fiscal 2004, all non-employee directors, other than Messrs. Price and Butler who will retire from the Board as of the Annual Meeting, have elected to defer 100% of their retainer fees that are payable in the form of restricted stock units under the Deferred Compensation Plan.

      Cash compensation for non-employee directors was revised, effective for the second quarter of fiscal 2003, to provide each director with an annual retainer of $15,000, an annual retainer of $8,000 for the Chairman of the Audit Committee and $5,000 for each other member of the Audit Committee, and an annual retainer of $5,000 for the Chairman of each other committee of the Board and $3,000 for each other member of each such other committee. The meeting fee was unchanged.

      The Board held nine meetings in fiscal 2003. Each director attended more than seventy-five percent of all meetings of the Board and the committees on which the director served.

      Additionally, two of the Company’s independent directors, Sir Harry and Mr. Beazer, are members of the board of directors of a subsidiary of the Company for which they each received fees in the amount of $6,000 for their services in fiscal 2003.

Report of the Audit Committee

      The Audit Committee, which met six times during fiscal 2003, oversees the Company’s accounting and financial reporting process and audits of the financial statements on behalf of the Board and consists of five directors, all of whom are independent within the meaning of the NYSE Rules. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has approved a written charter which governs the Audit Committee, and is attached to this Proxy Statement as Appendix A.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received in writing information concerning the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 27, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for 2004.

Respectfully Submitted:

Royall Victor III, Chairman
William E. Butler
John J. McAtee
Claudia E. Morf
Thomas B. Waldin

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee has delivered the following report:

Executive Officer Compensation

      The Company’s executive compensation program is designed to promote corporate performance by aligning the executive’s compensation with the creation of stockholder value. The Company believes that base compensation of the Company’s executive officers should be generally competitive with that provided by public companies of similar size. The Committee believes strongly that a substantial portion of the executive officers’ compensation (both cash and non-cash elements) should be contingent upon operating results of the Company. To this end, overall compensation strategies have been developed to tie executive compensation to the successful achievement of performance goals. The three components of the executive compensation program are base salary, annual incentives and equity grants. These components are designed to (i) attract and retain high caliber executive talent, (ii) recognize individual accountability and performance, (iii) align management compensation with the achievement of operational and strategic goals and (iv) reward executives for both short and long term value creation for stockholders.

Base Compensation

      The minimum base compensation levels of the Company’s executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 1, 2003, the Compensation Committee awarded certain executive officers merit increases in base salary effective January 1, 2004. Mr. Clarke declined to be considered for an increase, as he has done since the Demerger in 1995. The overall increase in base salary approved on such date for the group of executive officers, including Mr. Clarke, averaged 3.4%. The Compensation Committee believes the base salaries to be reasonable and appropriate.

Annual Incentive Bonus

      Under the Company’s Annual Performance Incentive Plan (the “Annual Plan”), the Compensation Committee confirms the executive officers eligible for participation and determines the targets and associated levels (e.g., entry level, a mid-point and a maximum level) for awards under the plan. The bonus level achieved for each fiscal year is determined based on the pre-established performance targets determined by the Compensation Committee and actual achievement of the targets is then confirmed by the Compensation Committee, prior to any bonuses being awarded.

      At a meeting on February 5, 2003, the Compensation Committee finalized the fiscal 2003 performance targets for all executive officers and individual levels for participation as a percentage of base pay (ranging from 50% to 100%, the “Target Bonus”). The performance targets set by the Compensation Committee included EBITDA, debt to EBITDA ratio, earnings per share, permanent debt reduction and ratings improvement. Specified minimum levels were set to achieve 75% of the Target Bonus with increased levels for above-target achievements that could result in bonuses under the Annual Plan of up to 150% of Target Bonus. In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Plan provides for an immediately payable annual award and an additional minimum deferred award (i.e., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award under the Annual Plan is credited to the executive officer’s account under the Company’s Long Term Incentive Plan (the “Long Term Incentive Plan”) and deferred under the terms of that Plan with interest measured based on the rate of interest on long-term Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer’s continued employment with the Company. At its meeting on December 1, 2003, the Compensation Committee determined that the aggregated performance targets for the Annual Plan for fiscal 2003 were met at the Target Bonus level based on these financial measures, as confirmed by the

Company’s auditors and counsel. The Compensation Committee awarded amounts equal to Target Bonuses to executive officers. The Long Term Incentive Plan Award under the Annual Plan was terminated effective as of the end of fiscal 2003. Individual’s accounts under the Long Term Incentive Plan will remain in place, and credits and future distributions will continue to be made accordingly. Subject to stockholder approval, future long term awards will be granted under the new 2004 Plan discussed below under Proposal I, “Approval of 2004 Stock Option Plan”.

Stock Options

      In fiscal 2003, the Compensation Committee granted an aggregate of 808,000 options to purchase Common Stock under the 2000 Stock Option Plan and the Company’s Amended Stock Option Plan (the “Amended Stock Option Plan”) with an exercise price equal to the fair market value of Common Stock on the date of grant. Management makes recommendations to the Compensation Committee, other than for the Chief Executive Officer, as to how many options will be granted to eligible executives of the Company and its subsidiaries. The Compensation Committee sets the grant, if any, for the Chief Executive Officer.

Restricted Stock

      The Committee generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to continue to do so in the future.

      Amounts awarded to the Chief Executive Officer and the Company’s other executive officers under the Annual Performance Incentive Plan, as well as the portion of such awards deferred under the Company’s Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the “performance-based compensation” exception of Section 162(m) of the Code. It is also intended that the stock options awarded under the 2000 Stock Option Plan and the Amended Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. In prior years, certain restricted stock awards were not intended to and may not qualify as performance-based compensation under Section 162(m) of the Code. In fiscal 2003, 50,000 shares of restricted stock were granted to Mr. Devine by the Compensation Committee under the Company’s Restricted Stock Plan. These were the only grants of restricted stock in fiscal 2003.

Chief Executive Officer’s Compensation

      The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer has declined to accept any increase in his base compensation since the Demerger. For fiscal 2003, Mr. Clarke was awarded a bonus of 100% of his base salary consistent with the Company’s achievement of its predetermined performance goals as well as Mr. Clarke’s excellent performance in leading the Company’s debt refinancing program.

      The Chief Executive Officer has received stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements is primarily based upon the success of the Company.

Respectfully submitted:

Robert R. Womack, Chairman
Brian C. Beazer
The Honorable Charles H. Price II
Sir Harry Solomon

Compensation Committee Interlocks

      No interlocking relationship exists between the members of the Company’s Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Summary Compensation Table

      The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the other most highly paid executive officers of the Company (the “named executive officers”) for services rendered to the Company and its subsidiaries during fiscal years 2003, 2002, and 2001.

					Long Term Compensation
		Annual Compensation
						Securities
	Fiscal			Other Annual	Restricted Stock	Underlying	All Other
Name and Principal Position(1)	Year	Salary	Bonus(2)	Compensation(3)	Awards(4)	Options	Compensation(5)

David H. Clarke	2003	$750,000	$750,000	$240,522	—	95,000	$31,661
Chairman of the Board and	2002	750,000	637,500	207,140	—	—	394,442
Chief Executive Officer	2001	750,000	—	13,316	—	—	57,362
Donald C. Devine	2003	$409,250	$405,000	$129,540	$226,000	165,000	$231,000
President and	2002	116,587	79,829	1,200	—	250,000	—
Chief Operating Officer	2001	—	—	—	—	—	—
Steven C. Barre	2003	$307,500	$217,000	$71,852	—	65,000	$9,566
Senior Vice President,	2002	287,500	210,000	68,767	—	75,000	6,871
General Counsel & Secretary	2001	217,125	—	12,705	—	—	149,278
Allan D. Weingarten	2003	$307,500	$217,000	$81,552	—	65,000	$8,942
Senior Vice President and	2002	276,667	210,000	71,113	—	75,000	5,500
Treasurer	2001	182,877	—	6,087	—	100,000	52,318
Jeffrey B. Park	2003	$275,000	$217,000	$70,814	—	65,000	$76,549
Senior Vice President and	2002	35,096	—	—	—	30,000	—
Chief Financial Officer	2001	—	—	—	—	—	—

(1)	Donald Devine became President and Chief Operating Officer of the Company on April 21, 2003; he previously served in the capacity of President and Chief Executive Officer of the Company’s subsidiary, Jacuzzi Inc. Steven C. Barre became Senior Vice President, General Counsel and Secretary of the Company on September 11, 2001; he previously served in the capacity of Vice President, General Counsel and Secretary of the Company. Allan D. Weingarten was employed on January 23, 2001 as Senior Vice President, Chief Financial Officer and Treasurer of the Company; he resigned from the position of Chief Financial Officer of the Company on April 21, 2003, and resigned from the position of Senior Vice President and Treasurer and retired from the Company on December 31, 2003. Jeffrey B. Park became Senior Vice President and Chief Financial Officer of the Company on April 21, 2003; he previously served in the capacity of Vice President and Chief Financial Officer of the Company’s subsidiary, Jacuzzi Inc.

(2)	Bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan.

(3)	Amounts include the portion of the bonuses deferred as awards under the Long Term Incentive Plan. Annual distributions, constituting 15% of each participant’s account, will be made commencing on December 15 of the fourth year following the initial award, and annually thereafter, under the Long Term Incentive Plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the plan) and certain other circumstances. Amounts also include imputed income with regard to car allowances or vehicle usage, and Group Term Life Insurance in accordance with the Company’s Welfare Plan.

Effective on February 23, 1999, the Company adopted a Stock Ownership Tax Loan Program. The primary purpose of this program was to make loans to key executives of the Company to assist such executives to pay the federal, state and local taxes due upon the vesting of restricted stock, and upon approval for such loan, requiring them to retain the restricted stock as well as all other shares of Company stock beneficially owned by them, until such loan was repaid. The loan interest rate was the borrowing rate at which the Company could borrow from its principal lenders but in no event would the interest rate be less than the applicable federal interest rate. Mr. Clarke’s largest aggregate amount of indebtedness outstanding (including accrued interest) at any time during the life of the loan was $1,755,119. This loan was due and payable on February 22, 2003, and in accordance with Section 402 of the Sarbanes-Oxley Act that became effective July 30, 2002, this loan could not be extended, and was paid off when due. In fiscal 2003, the Compensation Committee approved the withdrawal by Mr. Clarke of $1,399,387 from his accrued Long Term Incentive Plan account to provide a portion of the amount necessary to pay off this loan. The loan program has been discontinued.

(4)	In fiscal 2003, Mr. Devine was awarded 50,000 shares of restricted stock. There were no awards of restricted stock in fiscal years 2002 or 2001. The value of the restricted stock is based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on April 21, 2003 ($4.52). The shares of restricted stock vest pro-rata over five years after grant subject to acceleration upon the occurrence of a Change in Control (as defined in such executive officer’s employment agreement described under “Employment Agreements” below) or the occurrence of certain other events (as described in “Employment Agreements” below). The aggregate number of shares of restricted stock owned by Mr. Devine is 50,000 and the market value of such shares as of September 26, 2003, was $312,500. The closing price of the Common Stock on September 26, 2003 ($6.25), the last trading day of the fiscal year, was used to determine “market value.” The Company does not currently pay dividends on its Common Stock, which includes its restricted stock.

(5)	The amounts shown in this column include matching contributions made by the Company to the accounts of each of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan. For fiscal 2003, this amount was $6,000. Also included is any interest earned in the named executive’s Long Term Incentive Plan account, as well as any special awards made to such executives, if any. In fiscal 2003, (i) interest on the named executive’s Long Term Incentive Plan was earned as follows: Mr. Clarke — $25,661, Mr. Barre — $3,566 and Mr. Weingarten — $2,942, (ii) a relocation payment of $225,000 was paid to Mr. Devine and (iii) a relocation payment of $70,549 (which includes a tax gross-up) was paid to Mr. Park. A deferred award under the Long Term Incentive Plan for Mr. Clarke in the amount of $200,000 was made in fiscal year 2002.

Option Grants for Fiscal 2003 and Potential Realizable Values

      The following table sets forth as to each of the named executive officers information with respect to option grants during fiscal 2003 and the potential realizable values of such option grants. The 5% and 10% assumed rates of growth, based on the grant price, are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions, the Company’s performance and other factors.

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise	Expiration
Name	Granted(#)	Fiscal Year	Price	Date(1)	5%	10%

David H. Clarke	95,000	11.76%	$2.82	12/04/2012	$168,481	$426,964
Donald C. Devine	65,000	8.04	2.82	12/04/2012	115,276	292,133
Donald C. Devine	100,000	12.38	4.52	04/21/2013	284,260	720,372
Steven C. Barre	65,000	8.04	2.82	12/04/2012	115,276	292,133
Allan D. Weingarten	65,000	8.04	2.82	12/04/2012	115,276	292,133
Jeffrey B. Park	65,000	8.04	4.52	04/21/2013	184,769	468,242

(1)	The options will become exercisable in four equal installments beginning on the first anniversary of grant; provided that each option is subject to acceleration upon a Change in Control (as defined in the applicable option agreement) and certain other circumstances. The options terminate on the tenth anniversary of the relevant grant, subject to earlier termination in the event that the executive’s employment terminates in certain circumstances.

(2)	Amounts for the named executive officers shown under the “Potential Realizable Value” columns have been calculated by (a) multiplying (i) the exercise price and (ii) the sum of 1 plus the adjusted stock price appreciation rate (the assumed annual appreciation rate shown, compounded for the term of the options), (b) subtracting the exercise price per share and (c) multiplying the gain per share by the number of shares covered by the options.

Option Exercises and Values for Fiscal 2003

      The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 2003 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 27, 2003.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at September 27, 2003		at September 27, 2003(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David H. Clarke	N/A	N/A	1,294,158	184,469	$0	$325,850
Donald C. Devine	N/A	N/A	62,500	352,500	151,875	851,575
Steven C. Barre	N/A	N/A	108,000	148,750	45,563	359,638
Allan D. Weingarten	N/A	N/A	18,750	121,250	45,563	359,638
Jeffrey B. Park	N/A	N/A	7,500	87,500	22,500	179,950

(1)	In accordance with the rules of the Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $6.25 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on September 26, 2003, the last trading day of the fiscal year.

Equity Compensation Plan Information

      The following table sets forth information, as of the end of fiscal year 2003, with respect to the Company’s compensation plans under which Common Stock is or was authorized for issuance and is outstanding:

	Number of		Number of
	Securities to be	Weighted-Average	Securities
	Issued Upon	Exercise Price of	Remaining
	Exercise of	Outstanding	Available for Future
	Outstanding	Options,	Issuance
	Options, Warrants	Warrants and	Under Equity
	and Rights	Rights	Compensation Plans(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,190,202	$9.97	1,152,832
Equity compensation plans not approved by security holders	—	—	—

Total	5,190,202	$9.97	1,152,832

(1)	Excluding securities reflected in column (a).

Comparison of Cumulative Total Return

      The following graph compares the five-year cumulative total stockholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and the Company’s peer group index. The Company’s Peer Group consists of American Standard Companies Inc., The Black & Decker Corporation, Fortune Brands, Inc., Jacuzzi Brands, Inc., Masco Corporation, Newell Rubbermaid Inc., Pentair, Inc. and Watts Industries, Inc.

      The graph assumes that $100 was invested on September 30, 1998 in each of the Company’s Common Stock, the S&P 500 Index and the Peer Group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100
September 2003

Indexed Returns

	Base Period	Year Ending September 30,

	September 30, 1998	1999	2000	2001	2002	2003

Jacuzzi Brands, Inc.	100	105.81	67.92	15.82	16.16	42.64
S&P 500 Index	100	127.81	144.78	106.24	84.48	105.09
Peer Group	100	106.47	81.24	89.49	109.24	121.51

Jacuzzi Brands Master Pension Plan

      The Jacuzzi Brands Master Pension Plan (the “Retirement Plan”) provides pension benefits to the Company’s employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

      Under the Retirement Plan, the annual retirement benefits of the Company’s corporate office employees, including its executive officers, will equal the greater of (i) the sum of (a) 1.95% of an employee’s Final Average Earnings plus (b) .65% of that portion of the employee’s Final Average Earnings in excess of Covered Compensation, multiplied by the employee’s years of Credited Service (to a maximum of 25), and (ii) the product of (a) 2.67% of an employee’s Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee’s Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the “Freeze Date”), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the “Offset Formula”). Credited service for all corporate office employees, including the Company’s executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

      The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company’s corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the SRP, an unfunded supplemental retirement plan applicable to executive officers of the Company, which is described below.

	Years of Final Service

Final Average Earnings	10	15	20	25	30	35	40

$ 100,000	$22,200	$33,300	$44,400	$55,500	$55,500	$55,500	$55,500
200,000	48,900	73,300	97,800	122,200	122,200	122,200	122,200
300,000	75,500	113,300	151,100	188,900	188,900	188,900	188,900
400,000	102,200	153,300	204,400	255,500	255,500	255,500	255,500
500,000	128,900	193,300	257,800	322,200	322,200	322,200	322,200
600,000	155,600	233,300	311,100	388,900	388,900	388,900	388,900
700,000	182,200	273,300	364,400	455,600	455,600	455,600	455,600
800,000	208,900	313,300	417,800	522,200	522,200	522,200	522,200
900,000	235,600	353,300	471,100	588,900	588,900	588,900	588,900
1,000,000	262,200	393,300	524,500	655,600	655,600	655,600	655,600
1,100,000	288,900	433,300	577,800	722,200	722,200	722,200	722,200
1,200,000	315,600	473,300	631,100	788,900	788,900	788,900	788,900

      The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke — 25; Mr. Devine — 1.25; Mr. Barre — 15; Mr. Weingarten — 2.75; and Mr. Park — 1.08.

Jacuzzi Brands Supplemental Retirement Plan

      The Jacuzzi Brands Supplemental Retirement Plan (the “SRP”) is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant’s annual benefit is equal to 66 2/3% of his or her Average Final Compensation (bonuses and other awards are excluded) less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. Provisions relating to vesting, retirement and forms of payment are the same as the provision of the Retirement Plan, other than the early retirement age, which is 60 from the SRP and 55 from the Retirement Plan. Although Mr. Clarke had declined to be considered for increases in his base salary from the Demerger through calendar year 2003 under the terms of the SRP he was deemed to receive a salary increase for purposes of the SRP for each of the years equal to the average salary increase for the executive officers of the Company. As of the end of fiscal year 2003, Mr. Clarke’s Average Final Compensation under the SRP was $1,110,714. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan, as applicable.

Employment Agreements

      The following is a summary of the employment agreements between the Company and each of the named executive officers. The employment agreements provide for each named executive to serve in the respective capacities indicated in the Summary Compensation Table above.

      Mr. Clarke’s term of employment will expire at the end of the current three-year term. The term of employment for Mr. Devine will expire at the end of the current two-year term and for Messrs. Barre and Park, at the end of their current one-year term. The term of each of the agreements is subject to automatic extension for additional three-year terms in the case of Mr. Clarke, and additional one-year terms in the case of Messrs. Devine, Barre and Park, unless either party gives at least ninety (90) days prior written notice of non-extension or the agreement is terminated earlier as discussed below. Effective as of December 31, 2003, Mr. Weingarten has retired from the Company.

      The employment agreements provide that the Company will pay Messrs. Clarke, Devine, Barre, Weingarten, and Park base annual salaries at a rate of not less than $750,000, $450,000, $300,000, $300,000 and $310,000, respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target bonus percentage equal to at least 100% of base salary for Mr. Clarke, 90% of base salary for Mr. Devine and 70% of base salary for Messrs. Barre, Weingarten and Park, pursuant to the Company’s annual incentive bonus plan or a successor plan (the “Target Bonus”). The employment agreements also entitle the executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level.

      The employment agreements for Mr. Clarke provides that if the executive’s employment with the Company is terminated by reason of death or disability (as defined in the applicable employment agreement), the executive or his legal representative will receive, in addition to accrued compensation (including, without limitation, any declared but unpaid bonus, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses (the “Accrued Amounts”)), a prorated Target Bonus for the fiscal year of the executive’s death or disability, full accelerated vesting under all equity-based and long-term incentive plans, any other amounts or benefits owed to the executive under the then applicable employee benefit plans or policies of the Company, which will be paid in accordance with such plans or policies, payment of base salary on a monthly basis for twelve (12) months and payment of spouse’s and dependents’ COBRA coverage premiums for no more than three (3) years, subject in the case of disability to offset against the base salary payment by the amount the executive would receive under any long-term disability program maintained by the Company.

      The employment agreements with Messrs. Devine, Barre, Weingarten and Park provide that upon a termination by reason of death or disability, the executives or their legal representatives will receive only the Accrued Amounts and any other amounts or benefits owed to them under the then applicable employee benefit plans, long-term incentive plans or equity plans and programs of the Company, which will be paid in accordance with such plans and programs.

      The employment agreement with Mr. Clarke provides that if Mr. Clarke’s employment with the Company is terminated (i) by the Company other than for cause (as defined in his employment agreement) or due to a disability; (ii) by the executive for good reason (as defined in his employment agreement); (iii) by the executive for any or no reason within two (2) years after a Change in Control of the Company (as defined in his employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term ((i) through (iv) referred to herein collectively as “Severance Payment Events”), then Mr. Clarke shall be entitled to receive, among other things (a) a lump sum within five (5) days after such Severance Payment Event equal to (i) three (3) times base salary, and (ii) three (3) times the highest annual bonus paid or payable to Mr. Clarke by the Company for any of the previous three (3) completed fiscal years, provided that if such termination occurs on or after a Change in Control of the Company, Mr. Clarke will instead receive three (3) times the Target Bonus, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (c) three (3) years of additional service and compensation credit for pension purposes, (d) three (3) years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan, (e) payment by the Company of the premiums for Mr. Clarke and his dependents’ health coverage for three (3) years (all such payments being collectively referred to as the “Severance Payment”) and (f) if such termination occurs after a Change in Control of the Company and Mr. Clarke is married at the time of the commencement of his benefits under the SRP his spousal death benefit under the SRP shall be the survivor benefit under a joint and 60% annuity rather than an actuarially adjusted survivor benefit under a joint and 50% annuity (the “Special SRP Benefit Treatment”). In addition, Mr. Clarke’s employment agreement provides that if he dies or becomes disabled after a Change in Control of the Company and is married at the time of his death or disability, the Special SRP Benefit Treatment shall apply. If after a Change in Control of the Company Mr. Clarke has not attained the normal retirement date provided under the SRP as of the date of any Severance Payment Event, Mr. Clarke will be deemed to have attained his normal retirement date for purposes of the SRP and payments of amounts thereunder. In addition, if the Severance Payment to Mr. Clarke under the employment agreement, together with other amounts paid to Mr. Clarke, exceeds certain threshold amounts and results from a change in ownership (as defined in Section 280G(b)(2) of the Code), the employment agreement provides that Mr. Clarke will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a “grossed up” basis. If Mr. Clarke is terminated for cause, voluntarily resigns (which right Mr. Clarke has on sixty (60) days’ prior written notice to the Company) or the Company retires Mr. Clarke at or after his sixty-fifth birthday, Mr. Clarke will only receive the Accrued Amounts and benefits provided in benefit plans, provided that in the event such voluntary resignation is after age sixty-two (62) there will be certain additional vesting with regard to stock options and restricted stock in accordance with the terms of the applicable plans.

      The employment agreements with Messrs. Devine, Barre, Weingarten and Park provide that on a termination by the executive for good reason (as defined in the applicable employment agreement), by the Company without cause (as defined in the applicable employment agreement) or nonextension of the employment term by the Company, they will receive among other things (i) the Accrued Amounts and (ii) equal monthly payments of the executive’s then monthly rate of base salary for twenty four (24) months, in the case of Mr. Devine, and twelve (12) months, in the case of Messrs. Barre, Weingarten and Park, provided that if such termination occurs within two (2) years after a Change in Control, they will instead receive a lump sum equal to two (2) times base salary and the Target Bonus. In addition, if such termination occurs within two (2) years after a Change in Control, Messrs. Devine, Barre, Weingarten and Park will receive (i) two (2) years of additional service and compensation credit for pension purposes, (ii) two (2) years of the maximum Company 401(k) contribution, (iii) any earned or declared but unpaid annual bonus and (iv) payment of premiums for the executives and their dependents’ health coverage for two (2) years (or, one (1) year of COBRA coverage premium payments (as long as they remain eligible for COBRA) if such termination is prior to, or after two (2) years following a Change in Control). Pursuant to the terms of Mr. Weingarten’s severance agreement, he will receive a severance payment in the amount of $527,000, a final relocation payment in the amount of $100,000, a cash payment in lieu of certain post-retirement medical benefits in the amount of $72,341, accelerated vesting of all his outstanding stock options and an extension of the time these stock options remain exercisable.

      Messrs. Devine, Barre, Weingarten and Park are required to execute a release prior to receiving severance payments and they must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

      The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors’ and officers’ liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item B on Proxy Card)

      The Audit Committee has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company’s financial statements for fiscal 2004. Ernst & Young LLP were the Company’s independent auditors for fiscal 2003. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Independent Public Accountants

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for fiscal 2003 for professional services rendered for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q was $2,519,769.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Ernst & Young LLP for fiscal 2003 for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for fiscal 2003 for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” were $2,232,578, including audit-related services of $1,313,753 and non-audit services of $918,825. The Audit Committee has considered whether the provision of the services covered is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

      The Company pre-approves a schedule of audit and non-audit services expected to be performed by Ernst & Young LLP in a given fiscal year. In addition, the Audit Committee delegates authority to its Chairman to pre-approve additional audit and non-audit services by Ernst & Young LLP (other than services that have been generally pre-approved by the Audit Committee) in the aggregate amounting to $50,000 or less since the previous meeting at which pre-approval decisions were reported. The Chairman must report any such pre-approval decisions to the Committee at its next scheduled meeting.

PROPOSAL I

APPROVAL OF 2004 STOCK INCENTIVE PLAN

(Item C on Proxy Card)

      On December 2, 2003, the Board approved the 2004 Plan, subject to stockholder approval. Under this Proposal the Company seeks stockholder approval of the 2004 Plan. The Board recommends that the stockholders approve the 2004 Plan. The implementation of the Exchange Program (discussed below under Proposal II) is contingent on the approval by the stockholders of the 2004 Plan. However, the implementation of the 2004 Plan is not contingent on the approval of the Exchange Program.

The 2004 Plan

      The Board believes that the Company’s future success will be enhanced by its ability to maintain a competitive position in attracting, retaining and motivating individuals through the use of restricted stock, stock options and other equity-based awards. The Company’s current equity plans have only limited shares available under them. The utility of these plans is also restricted by limitations on the types of grants authorized and the eligible recipients of certain awards thereunder. As a result, the Board approved the 2004 Plan to replace the Company’s existing equity plans, subject to the approval of the stockholders. Awards to be granted under the 2004 Plan are expected to consist primarily of restricted stock and stock options and, in the case of awards to non-employee directors, options and restricted stock units. The 2004 Plan will permit the granting of other forms of equity (i.e., stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units), as well as stock options, provide the Company with a reasonable number of shares to utilize (subject to strict limitations on the amount of grants during a fiscal year) and replace the Company’s existing equity compensation plans. Upon approval of the 2004 Plan, no additional grants will be made under the existing equity compensation plans.

      The description of the 2004 Plan below is a summary of its principal provisions and is qualified in its entirety by reference to the 2004 Plan, a copy of which is annexed hereto as Appendix B.

Purpose

      The purpose of the 2004 Plan is to enable the Company to offer employees and non-employee directors stock options, restricted stock, other equity awards and other performance-based stock incentives. The Company believes this will help it attract, retain and reward its employees and non-employee directors. If the 2004 Plan is approved, equity-based awards will no longer be permitted to be granted under the existing equity compensation plans.

Administration

      The 2004 Plan will be administered by a committee of the Board (the “Committee”), consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m) of the Code. With respect to the application of the 2004 Plan to non-employee directors, the Committee is the Board. If no Committee exists, the functions of the Committee will be exercised by the Board.

      The Committee has the full authority to administer and interpret the 2004 Plan, to grant discretionary awards under the 2004 Plan, to determine the persons to whom awards will be granted, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2004 Plan), to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the 2004 Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

      The terms and conditions of individual awards will be set forth in written agreements consistent with the 2004 Plan. Awards under the 2004 Plan may not be made on or after the tenth anniversary of the date the 2004 Plan is approved by the Company’s stockholders, but awards granted prior to such date may extend beyond that date.

Eligibility and Types of Awards

      Under the 2004 Plan, non-employee directors and employees of the Company and its subsidiaries are eligible to be granted stock options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, stock awards and other stock-based awards. Eligibility for awards under the 2004 Plan is determined by the Committee, in its sole discretion. As of the date of this Proxy Statement, no awards have been granted under the 2004 Plan.

Available Shares

      A maximum of 5,000,000 shares of Common Stock may be issued pursuant to awards granted under the 2004 Plan. With respect to such shares of Common Stock, 1,600,000 shares shall be reserved exclusively for the grant of stock options and stock appreciation rights, and 3,400,000 shares shall be reserved exclusively for the grant of restricted stock and other equity-based awards excluding stock options and stock appreciation rights. The maximum number of shares of Common Stock subject to an option, stock appreciation right or any performance-based award that may be granted under the 2004 Plan during any fiscal year to any individual is 300,000 shares or, in the case of performance units, a maximum value at grant of $300,000. In addition, awards under the 2004 Plan during any fiscal year may not exceed 1 1/2% of the Company’s authorized and outstanding Common Stock on the first day of a fiscal year, provided that such limitation shall not include substitute grants made in settlement of any awards under any other plan sponsored by the Company or substitute grants or equity assumed in connection with a corporate transaction, and provided further that the 1 1/2% limit will not apply in the option Exchange Program described below.

      The Committee may, in accordance with the terms of the 2004 Plan, make appropriate adjustments to the number of shares of Common Stock available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares (and certain other events affecting the Company’s capital structure or business).

Awards Under the 2004 Plan

      Stock Options. The 2004 Plan authorizes the Committee to grant stock options to purchase shares of Common Stock to employees and non-employee directors of the Company or any subsidiary. Option grants may be in the form of incentive stock options (“ISOs”) or non-qualified stock options, provided that options granted to non-employee directors and employees of its subsidiaries that do not qualify as a “subsidiary corporation” (within the meaning of Section 424 of the Code) may only be non-qualified stock options. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed ten years, or five years in the case of an ISO granted to a 10% stockholder), the exercise price, any vesting schedule, and the other material terms of each option. No ISO may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an ISO granted to a 10% stockholder, 110% of fair market value). Unless the Committee determines otherwise at the time of grant, options will vest and become exercisable in equal annual installments over four years following the grant date, subject to acceleration provisions (if any) as determined by the Committee. Options will remain exercisable for such times and be subject to such terms as determined by the Committee at grant. Upon the exercise of an option, the option holder must make payment of the full exercise price, either: (i) in cash, certified or cashier’s check, bank draft or money order; (ii) to the extent permitted by law and the Committee, through a “cashless exercise sale and remittance procedure” by the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate purchase price; (iii) in shares of Common Stock (which have been owned by the participant for a period of time as may be required by applicable accounting standards to avoid a charge to the Company’s earnings); (iv) to the extent permitted by law and the Committee, by delivery of a promissory note to the Company on such terms as the Committee shall specify or (v) on such other terms and conditions as may be acceptable to the Committee.

      Stock Appreciation Rights. The 2004 Plan authorizes the Committee to grant stock appreciation rights (“SARs”) either in tandem with a stock option or independent of a stock option to employees and non-employee directors. A SAR may be granted as a general SAR or a limited SAR. Limited SARs may be exercised only upon certain events (e.g., a change in control). A SAR is a right to receive a payment either in cash or Common Stock equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant, but, generally, SARs will be subject to the same terms and conditions as stock options (as described above).

      Restricted Stock. The 2004 Plan authorizes the Committee to award restricted stock to employees and non-employee directors. Recipients of restricted stock enter into an agreement with the Company subjecting the shares to restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant.

      Restricted Stock Units. The 2004 Plan authorizes the Committee to award restricted stock units to employees and non-employee directors. A restricted stock unit is a unit of measurement equivalent to one share of Common Stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the Committee. A restricted stock unit does not have any of the attendant rights of a stockholder, except it may have certain dividend rights as specified in the grant. A restricted stock unit may be distributed in Common Stock and/or cash as determined by the Committee at the time of grant or if not specified at grant, at time of distribution. Restricted stock units may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant.

      Performance Shares and Performance Units. The 2004 Plan authorizes the Committee to grant performance shares to employees and non-employee directors entitling them to receive a fixed number of shares of Common Stock or the cash equivalent, as determined by the Committee, upon the attainment of performance goals. The Committee may also grant performance units to employees and non-employee directors entitling them to receive a value payable in cash or shares of Common Stock, as determined by the Committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code).

      Stock Awards. The 2004 Plan authorizes the Committee to grant stock awards to employees and non-employee directors. A stock award is an outright grant of Common Stock or a grant of Common Stock that is made in settlement of an award granted under another plan sponsored by the Company. For example, a stock award can be granted to a non-employee director in the form of Common Stock in settlement of director fees that such director previously elected to defer under the Deferred Compensation Plan.

      Other Stock-Based Awards. The 2004 Plan authorizes the Committee to grant awards of Common Stock and other awards to employees and non-employee directors that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock and may be granted either alone or in addition to or in tandem with stock options, SARs, restricted stock, performance shares or performance units.

Performance Goals

      As noted above, performance-based awards granted under the 2004 Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria (including ratios in respect of certain of the following criteria) selected by the Committee: (i) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization) or the attainment of certain target levels of, or a specified decrease in, the ratio of debt to EBITDA; (ii) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (iii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iv) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (v) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof; (vi) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vii) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations; (viii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (ix) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (x) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity; (xi) the attainment of certain target levels in the fair market value of the Company’s Common Stock; and (xii) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends.

      In addition, such performance goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the performance goals may be based, (ii) modify, amend or adjust the business criteria specified in the 2004 Plan or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Awards to Non-Employee Directors

      Unless otherwise determined by the Committee, without further action by the Board each non-employee director will be granted awards under the 2004 Plan, as described below. Each non-employee director will receive an annual retainer of $25,000 payable in shares of Common Stock in four equal installments on the first business day of each calendar quarter, provided, however, such annual retainer fee will be increased to $30,000 if the director elects to defer 100% of such amount in the form of restricted stock units under the Deferred Compensation Plan (the restricted stock units would be granted under the 2004 Plan, but would be deferred under the Deferred Compensation Plan).

      Under the 2004 Plan, each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of a non-qualified stock option to purchase 7,500 shares of Common Stock (such initial awards will be granted when a director is elected or appointed to the Board) and an annual grant of a non-qualified stock option to purchase 3,750 shares of Common Stock. Each option will be subject to the following terms: (i) the exercise price will be equal to the greater of the fair market value of the Common Stock on the grant date or the par value of the Common Stock; (ii) each option will vest six (6) months and one (1) day after the grant date if the director is then a director (each option will fully vest in the event of a director’s death); (iii) the exercise price of an option must be paid in any form of payment described above under “Awards Under the 2004 Plan — Stock Options”; (iv) each option will expire upon the tenth anniversary of the grant date; and (v) upon a termination of directorship other than for cause, all options then exercisable will remain exercisable for three (3) years after such termination, but in no event beyond the stated term of the option.

      Non-employee directors are also eligible to receive all other types of awards that are available under the 2004 Plan, as determined by the Committee in its sole discretion, including, without limitation, restricted stock units in lieu of all or a portion of cash retainer and committee fees if a director elects to defer such fees under the Deferred Compensation Plan.

Change in Control

      Upon a change in control of the Company (as defined in the 2004 Plan), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety, except if either (a) the award is assumed or substantially equivalent rights are substituted therefore by the successor entity or (b) it is otherwise determined by the Committee at the time of grant.

      In its sole discretion, the Committee may provide for the purchase of any awards that become vested as a result of the change in control, for an amount of cash equal to the excess of the change in control price (as defined in the 2004 Plan) of the shares of Common Stock covered by such awards, over the aggregate exercise price of such awards.

      Upon a Change of Control, the Committee may elect to terminate all outstanding stock options and stock appreciation rights granted to participants; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant will have the right to exercise all of his or her stock options and stock appreciation rights in full (without regard to any restrictions on exercisability).

Amendment and Termination

      Notwithstanding any other provision of the 2004 Plan, the Board may at any time amend, in whole or in part, any or all of the provisions of the 2004 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, that stockholder approval shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to awards that are granted under the 2004 Plan (except as otherwise permitted under the Plan); (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided in the Plan that the stockholders of the Company must approve an action to be undertaken under the Plan.

Nontransferability

      Generally, awards granted under the 2004 Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Committee may provide that an award is transferable to certain “family members.”

Material U.S. Federal Income Tax Consequences

      The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2004 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

      THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

      Incentive Stock Options. Under current federal income tax laws, the grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. However, the amount by which the fair market value of the Common Stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax.

      The aggregate fair market value of Common Stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

      The sale of Common Stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or any “subsidiary”) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares of Common Stock, unless the disposition occurs prior to the expiration of the holding period described above.

      In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the Common Stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of either holding period described above, the Company will be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

      Non-Qualified Stock Options. In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the Common

Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

      Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer). Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. It is intended that certain awards under the 2004 Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

      Parachute Payments. In the event that the payment of any award under the 2004 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the company and the participant would be subject to a 20% excise tax on such portion of the payment.

      Tax Consequences for Non-U.S. Taxpayers. Tax consequences for non-U.S. taxpayers will vary depending upon the tax laws of foreign jurisdictions.

      Future Plan Awards. Because future awards under the 2004 Plan will be based upon prospective factors including the nature of services to be rendered and a recipient’s potential contributions to the success of the Company, actual awards cannot be determined at this time.

New Plan Benefits Table

      No benefits or amounts have been granted, awarded or received under the 2004 Plan. Because awards to non-employee directors and employees are discretionary, no awards are determinable for such individuals at this time. However, for illustrative purposes and as required by applicable regulations, the table below shows the awards received by such individuals in 2003 that would have been granted under the 2004 Plan had it been in effect. In addition, the annual benefits and amounts that will be received by the non-employee directors under the 2004 Plan are shown in the table below.

Name and Position	Dollar Value		Number of Options

David H. Clarke	0		95,000
Donald C. Devine	$226,000	(1)	165,000
Steven C. Barre	0		65,000
Allan D. Weingarten	0		65,000
Jeffrey B. Park	0		65,000
Executive Group	$226,000		522,500
Non-Executive Director Group	$270,000	(2)	41,250	(3)
Non-Executive Officer Employee Group	0		285,500

(1)	In fiscal 2003, Mr. Devine was awarded 50,000 shares of restricted stock. The value of the restricted stock is based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on the date of the grant, April 21, 2003 ($4.52).

(2)	As described under “Awards to Non-Employee Directors” above, this amount reflects the annual retainer of $30,000 payable in the form of restricted stock units under the Deferred Compensation Plan. For fiscal 2004, all non-employee directors, other than Messrs. Price and Butler who will retire from the Board as of the Annual Meeting, have elected to defer 100% of their retainer fees under the Deferred Compensation Plan. The annual retainer amount can be amended without stockholder approval.

(3)	As described under “Awards to Non-Employee Directors” above, this number represents two initial grants of non-qualified stock options to two new non-employee directors to purchase 7,500 shares each of Common Stock and the annual grant of non-qualified stock options to all remaining non-employee directors to purchase 3,750 shares of Common Stock.

Vote Required

      Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent greater than 50% of the outstanding shares of the Company. Votes may be cast for or against this proposal, or stockholders may abstain from voting thereon. Except as described below, an abstention or broker non-vote will have the effect of a vote against this proposal since they are not counted as votes cast and therefore will not count towards the requirement that greater than 50% of the Company’s outstanding shares vote on this matter. However, if more than 50% of the Company’s outstanding shares vote on this proposal, abstentions and broker non-votes will have no effect on the result of the vote. Proxies solicited on behalf of the Board will be voted FOR this proposal unless stockholders specify a contrary choice.

Recommendation of the Board

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2004 PLAN.

PROPOSAL II

APPROVAL OF EXCHANGE PROGRAM

(Item D on Proxy Card)

      On December 2, 2003, the Board approved the Exchange Program, subject to stockholder approval. This proposal relates to the approval of a special one-time program under which eligible active employees, executive officers and directors of the Company (each, an “Eligible Participant” and collectively, the “Eligible Participants”) will be given the opportunity to exchange eligible stock options for a lesser number of restricted shares of the Company’s Common Stock. As discussed above, implementation of the Exchange Program is contingent on the approval by the stockholders of the 2004 Plan.

Reasons for the Exchange Program

      The Company generally makes equity incentive awards on an annual basis, which includes stock options. When an option is granted, the Company specifies the price per share that the grantee must pay in order to receive the underlying share of Common Stock. After vesting, a grantee can exercise the option to purchase shares of Common Stock. The grantee will receive value if he or she exercises the options and sells the underlying shares at a price that exceeds the option’s exercise price. The Company does not grant stock options with an exercise price that is less than the fair market value of its Common Stock as of the grant date.

      For almost three years, the Company’s stock has been trading at levels below the exercise price or grant price of the large majority of outstanding options currently held by its Eligible Participants. The Company expects this situation to continue for the foreseeable future. Consequently, it is becoming increasingly difficult to motivate and retain these talented individuals with existing equity incentive awards. For the Company’s equity incentive awards to provide the desired results, its Eligible Participants must feel that these awards provide an opportunity through their efforts to realize value within a reasonable period of time. In addition, because these options have been under water for an extended period of time, the number of shares subject to options has steadily built as a percentage of shares outstanding, creating a significant “overhang,” which the Company believes also has negatively impacted its stock price.

      Through the Exchange Program, the Company proposes to provide each Eligible Participant who elects to participate in the Exchange Program (each a “Participant” and collectively, the “Participants”) the benefit of holding shares of restricted stock that, over time, may have a greater potential to increase in value. The Company believes the Exchange Program will create an incentive for the Eligible Participants to remain with the Company and contribute to the attainment of the Company’s business and financial objectives.

      Under the Exchange Program, Eligible Participants will be given a one-time opportunity to exchange eligible stock options for proportionately fewer restricted shares of the Company’s Common Stock. In every case, a Participant will surrender more than one existing option to receive a single new share of restricted stock. The exchange ratios used in the Exchange Program are intended to result in the delivery of restricted shares with a value approximately equal to that of the options being replaced. Because Participants will be exchanging a greater number of stock options (many of which are fully vested) for a lesser number of shares of restricted stock, the number of shares of stock granted to its key employees, executive officers and directors through existing equity compensation plans will be reduced, lessening the overhang.

      Another benefit to stockholders is the manner in which the Exchange Program has been structured with respect to the vesting of awards. Shares of restricted stock issued through the Exchange Program will be subject to new vesting requirements, without regard to the prior vesting schedules of the exchanged options. The new vesting schedules will help ensure that the most talented employees continue in the Company’s employ and are retained to help achieve its business goals.

      Shares of restricted stock issued through the Exchange Program will be issued under the 2004 Plan, if approved by the stockholders at the annual meeting. Therefore, the Company does not believe that amendments to any of its existing equity compensation plans are necessary to implement the Exchange Program. As discussed above, upon approval of the 2004 Plan, the Company will no longer grant options or issue any other equity-based awards under its existing equity compensation plans.

Important Note Regarding the Exchange Program

      The Company has not commenced the Exchange Program and will not complete the Exchange Program unless stockholders approve this proposal and the 2004 Plan. At the time the Exchange Program is commenced, Eligible Participants will be sent written materials explaining the precise terms and timing of the Exchange Program. The commencement of the Exchange Program, as well as any determination to amend the offer, waive a condition to the offer or terminate the offer will be subject to approval by the Compensation Committee. Eligible Participants are urged to read these written materials carefully when they become available, because they will contain important information about the Exchange Program. Upon commencement of the Exchange Program, the Company will file the written materials relating to the Exchange Program with the Commission as part of a tender offer statement on Schedule TO. Eligible Participants, as well as stockholders and members of the public, will be able to obtain these written materials and other documents filed by the Company with the Commission free of charge from the Commission’s website at www.sec.gov. Holders of eligible stock options may also obtain a written copy of the tender offer materials, when available, free of charge by contacting the exchange agent for the Exchange Program.

      As of the Record Date, there were approximately 2,901,063 shares of Common Stock underlying the stock options eligible for the Exchange Program. The stock options eligible for the Exchange Program have exercise or grant prices above $8.00, ranging from $8.08 to $28.88. Approximately 50 Eligible Participants worldwide hold exchangeable options as of the Record Date.

      Each option that is eligible for exchange under the Exchange Program was granted under the Company’s 1995, 1996 or 2000 equity compensation plans, as amended, or one of the former Zurn Industries, Inc. equity compensation plans.

      Regardless of the plan under which eligible options were originally granted, the shares of restricted stock issued under the Exchange Program will be granted under the 2004 Plan, subject to stockholder approval. The Company will not grant any future awards under any of these stock option plans; therefore, the shares of Common Stock underlying options surrendered in the Exchange Program will be cancelled and will not be available for future grants under the plan from which they were initially issued.

Description of the Exchange Program

      Exchange Offer. Under the Exchange Program, Participants may make a one-time election to return for cancellation all of their eligible stock options with a grant price of greater than $8.00 for proportionally fewer shares of restricted stock at a lower grant price. These new grants of restricted stock will be effective as of the first business day after the final day of the Exchange Program. Participation in the program will be voluntary. To participate, however, an Eligible Participant must elect to surrender all of his or her eligible options. In other words, the exchange will be on an all-or-nothing basis and a Participant may not elect to exchange some of his or her eligible options and retain others. However, any options that have a grant price less than the closing price on the NYSE of the Company’s Common Stock on the last day of the Exchange Program may not be included in the Exchange Program. In other words, if the Company’s Common Stock closes above $8.00 on the last day of the Exchange Program, the Compensation Committee may provide that options with a grant price between $8.00 and such higher closing price will not be considered to be eligible options under the Exchange Program.

      Eligibility. The Exchange Program is open to all of the Company’s active employees, executive officers and directors who hold eligible options. The program will include the employees of the Company’s participating subsidiaries worldwide, except where securities or local laws make it impracticable. The Exchange Program is not available to former employees or directors.

      Black-Scholes Valuation — Stock Option Exchange Ratio. The Company’s objective is to set the value of the restricted stock to be received in the Exchange Program approximately equivalent to the value of the outstanding stock options eligible for exchange. The Company worked with Mellon Human Resources and Investor Services, an independent nationally recognized executive compensation-consulting firm, to estimate the option values and set the exchange ratios for the issuance of restricted stock. The exchange ratio for each class of eligible stock options is illustrated in the table below. Mellon estimated the option values using the Black-Scholes stock option valuation model and based the exchange ratios on these option values. The Black-Scholes model is a common method used for estimating the value of a stock option. For purposes of determining the value of an option and the related exchange ratio under the Black-Scholes model, the following factors, among others, were used: (1) the option’s exercise price; (2) an assumed value of $7.13 per share of Common Stock, being the closing price on the NYSE of the Company’s Common Stock on the Record Date; (3) the daily volatility of the Common Stock price during the prior three years; and (4) the length of the remaining term of the stock option.

      This valuation of the restricted stock and stock options eligible for exchange was made and the exchange ratios were calculated as of the Record Date. Subsequent changes in the Common Stock price may affect this valuation, but the exchange ratios will not be altered, subject to the exception provided below under “Adjustments to the Exchange Ratio.”

      The number of shares of restricted stock, a Participant will receive with respect to his or her eligible options will be determined by (1) multiplying the number of options tendered for exchange in each class by the exchange ratio for that class and (2) adding the results for all of those classes (rounded up to the nearest whole share). The classes of eligible options and the applicable exchange ratios are illustrated in the following table:

Table of Exchange Ratios

			Exercise	Exchange
Class	Grant Date	Expiration Date	Price	Ratio

A	February 8, 2001	February 7, 2011	$8.08	37.59%
B	June 8, 1995	June 8, 2005	8.75	16.83
C	June 8, 1995	June 8, 2005	9.42	14.53
D	November 28, 1995	November 28, 2005	10.33	14.94
E	February 29, 2000	February 28, 2010	11.00	27.34
F	February 11, 2000	February 11, 2010	11.56	25.88
G	October 17, 1994	December 31, 2004	11.64	5.93
H	February 8, 1996	February 8, 2006	12.17	11.84
I	April 22, 1996	December 31, 2004	12.58	4.61
J	April 22, 1996	April 21, 2006	12.58	12.02
K	May 3, 2000	May 3, 2010	12.69	23.69
L	July 31, 1996	July 30, 2006	12.73	13.27
M	June 3, 1996	December 31, 2004	12.73	4.56
N	June 3, 1996	June 2, 2006	12.73	12.57
O	August 5, 1996	August 4, 2006	12.97	13.34
P	April 18, 1994	April 17, 2004	12.97	0.31
Q	April 17, 1995	April 16, 2005	12.97	5.97
R	August 7, 1995	August 6, 2005	13.20	7.41
S	June 3, 1996	June 3, 2006	14.67	9.33
T	October 1, 1998	October 1, 2008	14.94	16.80
U	December 5, 1995	December 31, 2004	15.23	2.30
V	April 21, 1997	December 31, 2004	15.31	2.26
W	April 21, 1997	April 20, 2007	15.31	11.96
X	October 1, 1999	October 1, 2009	15.50	17.85
Y	September 1, 1999	August 31, 2009	16.13	16.82
Z	September 1, 1999	September 1, 2009	16.13	16.83
AA	November 13, 1998	November 13, 2008	17.00	14.21
BB	August 4, 1997	August 3, 2007	17.58	10.17
CC	September 17, 1996	September 17, 2006	17.67	7.41
DD	December 2, 1996	December 2, 2006	20.50	5.92
EE	December 3, 1996	December 3, 2006	20.50	5.92
FF	June 3, 1997	June 3, 2007	23.58	5.43
GG	June 11, 1998	June 11, 2008	27.38	5.62
HH	October 1, 1997	September 30, 2007	28.88	3.98

      Adjustments to the Exchange Ratio. The above exchange ratios were calculated as of the Record Date based on an assumed value of $7.13 per share of Common Stock (the closing price of the Company’s Common Stock on the NYSE on the Record Date). The Compensation Committee may, in their sole discretion, adjust the Exchange Ratios based on an updated Black-Scholes valuation model, if the price of the Common Stock has significantly changed from the assumed value prior to the launch of the Exchange Program. In no event will the maximum number of shares of restricted stock to be issued by the Company in connection with the Exchange Program exceed 600,000 shares (approximately 20% greater than the maximum number of shares of restricted stock that would be issued based on an assumed value of $7.13 per share of Common Stock).

      Vesting of Restricted Stock Awards. Regardless of the class of option surrendered in the exchange and subject to the Participant’s continued employment with the Company, all new restricted stock awards will vest in equal annual installments over four years following the grant date. Accelerated vesting will occur upon a change of control of the company as described under “Proposal I — Approval of 2004 Stock Incentive Plan – Change in Control.” When a share of restricted stock vests, the share becomes non-forfeitable and freely tradable, subject to applicable securities laws. The vesting schedule for the restricted stock will not take into account the extent that exchanged options were already vested, nor will it give credit for prior service with Jacuzzi Brands or its subsidiaries. The Company believes the new vesting schedule under the Exchange Program will enhance its motivational and retentive elements with respect to Participants and will thus benefit the stockholders.

      Implementation of the Exchange Program. If this proposal is approved by stockholders, Eligible Participants will be offered the opportunity to participate in the Exchange Program promptly after the Annual Meeting. Eligible Participants will be given an election period (a minimum of 20 business days) in which to accept the offer to surrender all of their eligible options in exchange for new restricted stock awards. All of the eligible options of participating employees will be cancelled on the last day of the election period. The restricted stock, will be granted on the first business day after the end of the election period.

      Accounting Treatment. Under current accounting rules, the Company will be required to record a fixed compensation expense on its income statement equal to the fair market value of the options exchanged for shares of restricted stock in the Exchange Program. This cost generally will be amortized over the four-year vesting period for these shares. Any eligible options that are not surrendered for exchange will become subject to variable accounting (i.e., the accounting charge will vary in accordance with the market price of the Common Stock at the end of each reporting period) until such options are exercised, forfeited or expire unexercised. During the election period, all of the options in the Exchange Program are subject to variable accounting.

      U.S. Federal Income Tax Consequences. The Exchange Program should be treated as a non-taxable exchange, and no income for U.S. federal income tax purposes should be recognized by Participants or the Company upon the grant of the new restricted stock awards. Upon vesting in the restricted stock, Participants will be required to recognize ordinary income in an amount equal to the fair market value of such restricted stock. The Company will generally be allowed a business expense deduction for the amount of any taxable income that is recognized by Participants at the time such income is recognized.

      International Tax Consequences. The Exchange Program will be offered on a worldwide basis and, therefore, participants residing outside of the U.S. may be subject to laws other than those of this country. The international tax implications of the Exchange Program are not discussed in this proxy statement and will vary depending upon the tax laws of foreign jurisdictions; however, the tender offer documents the Company delivers to Eligible Participants will contain a summary of the applicable international tax laws.

      Maximum Participation. The following table indicates the maximum number of options that are eligible for exchange through the Exchange Program and the maximum number of shares of restricted stock that could be granted, assuming all of the Eligible Participants elect to participate in the Exchange Program.

Maximum Participation in the Exchange Program

Maximum Number of Shares of
	Common Stock Underlying	Maximum Number of Shares
	Eligible Options that could be	of Restricted Stock to be
	Exchanged	Granted

All Eligible Participants	2,901,063	468,781

      Assuming each of the Company’s directors and executive officers that hold eligible options participate in the Exchange Program, the maximum number of options that are eligible for exchange through the Exchange Program and the maximum number of shares of restricted stock that could be granted for each of the Company’s executive officers and directors are, respectively, as of the Record Date, as follows: Mr. Clarke — 1,383,627 and 239,127; Mr. Barre — 116,750 and 27,543; Diana E. Burton — 161,858 and 31,950; Mr. Beazer — 41,250 and 6,932; Mr. McAtee — 42,750 and 7,405; Mr. Victor — 42,750 and 7,405; Sir Harry — 42,750 and 7,405; and Mr. Womack — 398,350 and 27,139. None of Mr. Devine, Mr. Weingarten, Mr. Park, Mr. Butler, Ms. Hagen, Ms. Morf, Mr. Price, Mr. Waldin or any other executive officer of the Company hold eligible options.

      Because the decision whether to participate in the Exchange Program will be completely voluntary, the Company is not able to predict which Eligible Participants will participate, if any.

Cash-out of Certain Options

      Some former employees and directors of the Company also hold underwater stock options. These former employees and directors are not Eligible Participants in the Exchange Program. In the future and for a limited time, the Compensation Committee may, in their sole discretion, permit the Company to pay to these former employees and directors a cash amount approximately equal to the Black-Scholes valuation of these options in exchange for the cancellation of their underwater options. The Company expects that at the time of the Annual Meeting former employees and directors will hold underwater stock options covering approximately 650,000 shares of Common Stock. Assuming these options are valued on the basis of assumptions that are comparable in the aggregate to the valuation of the options in the Exchange Program, the Company estimates that approximately $650,000 would be required to retire these options.

Vote Required

      Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent greater than 50% of the outstanding shares of the Company. Votes may be cast for or against this proposal, or stockholders may abstain from voting thereon. Except as described below, an abstention or broker non-vote will have the effect of a vote against this proposal since they are not counted as votes cast and therefore will not count towards the requirement that greater than 50% of the Company’s outstanding shares vote on this matter. However, if more than 50% of the Company’s outstanding shares vote on this proposal, abstentions and broker non-votes will have no effect on the result of the vote. Proxies solicited on behalf of the Board will be voted FOR this proposal unless stockholders specify a contrary choice.

Recommendation of the Board

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXCHANGE PROGRAM.

OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

      If a stockholder intends to present a proposal for action at the 2005 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Company by October 14, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals. The By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board.

      The NCG Committee will consider nominations that comply with the procedures set forth below. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 120 days or more before the date of the anniversary of the last annual meeting and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

      In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2004 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, Jacuzzi Brands, Inc., 777 S. Flagler Drive (Suite 1100 West), West Palm Beach, Florida 33401.

ADDITIONAL INFORMATION

      The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained Mellon Investor Services, a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement for reasonable out-of-pocket expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

      The Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, including financial statements, is enclosed herewith. The Company will furnish any exhibit to such Annual Report on Form 10-K upon request by a stockholder directed to Secretary of the Company, Jacuzzi Brands, Inc., 777 S. Flagler Drive (Suite 1100 West), West Palm Beach, Florida 33401, for a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

HOUSEHOLDING

      As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to share owners residing at the same address in the United States, unless such share owners have notified the

Company of their desire to receive multiple copies of the Proxy Statement. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any share owner residing at an address to which only one copy was mailed. Additionally, share owners residing at the same address and currently receiving only one copy of the Proxy Statement may request multiple copies of the Proxy Statement in the future. Either of these requests should be directed to Investor Relations by phone at (561) 514-3850, by mail to Jacuzzi Brands, Inc., 777 S. Flagler Drive (Suite 1100 West), West Palm Beach, Florida 33401 or by e-mail to ir@jacuzzibrands.com.

By Order of the Board of Directors,

STEVEN C. BARRE
Secretary

Appendix A

JACUZZI BRANDS, INC.

A Delaware corporation
Audit Committee Charter

Revised December 2, 2003

Organization

      There shall be a committee of the Board of Directors (“Board”) of Jacuzzi Brands, Inc. (the “Corporation”) to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are “independent” and financially literate in accordance with New York Stock Exchange rules. At least one of the committee members shall have accounting or related financial management expertise, as determined by the Board in its business judgment in accordance with New York Stock Exchange Rules. In addition, the Audit Committee shall satisfy the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee. The Audit Committee shall be governed by this charter, which has been approved by the Board of Directors.

Overview

      The purpose of the Audit Committee shall be to provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to internal accounting and financial controls, reporting practices of the Corporation, the quality and integrity of the financial reports of the Corporation, including the performance, qualifications and independence of the independent auditors and the performance of the persons performing the internal audit function (the “internal auditors”), and the Corporation’s compliance with legal and regulatory requirements. In so doing, the Audit Committee shall maintain free and open means of communications among the directors, the independent auditors, the internal auditors and the management of the Corporation. In discharging its oversight roles, the Audit Committee shall have full access to all books, records, facilities, and personnel of the Corporation and authority to retain outside counsel or other experts as the Audit Committee deems necessary to carry out its duties.

      The Corporation shall provide funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Responsibilities

      The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation’s financial statements and the independent auditors are responsible for auditing those statements. The Audit Committee should take the appropriate actions to set the overall “tone” for quality financial reporting, sound business risk practices and ethical behavior. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions.

      In carrying out these responsibilities, the Audit Committee will:

•	Review the Audit Committee Charter and Audit Committee performance annually and recommend any changes to the Board for their approval.

•	Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Corporation’s shareholders. The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors shall report directly to the Audit Committee. The Audit Committee is authorized to resolve any disagreements between management and the independent auditors regarding the Corporation’s financial reporting.

•	Annually evaluate the qualifications and performance, and recommend to the Board the selection and, where appropriate, the replacement, of the independent auditors. As part of such evaluation, at least annually, the Audit Committee shall obtain and review a report from the independent auditors describing the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Corporation. The Audit Committee will present the conclusions of its review of the independent auditor to the Board.

•	Review and discuss with the Corporation’s independent auditors the written disclosures regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1. Based upon this review and discussion, the Audit Committee will recommend to the Board any action appropriate to satisfy itself as to the independence of the auditor, including, where appropriate, the replacement of the independent auditors.

•	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. The Audit Committee shall be responsible for pre-approving all audit and non-audit services to be provided by the independent auditors before the auditors are engaged to render any such services. At the conclusion of each audit, discuss with the auditors the matters required to be discussed pursuant to generally accepted auditing standards, by Statement on Auditing Standards No. 61, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation and the Corporation’s system to monitor and manage business risk and ethical and legal regulatory compliance programs, and elicit any recommendations for the improvement of such controls and systems or particular areas where new or more detailed controls or systems are desirable.

•	Discuss with the independent auditors, the internal auditors and management the Corporation’s policies with respect to risk assessment and risk management.

•	Review the internal audit function of the Corporation, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors, and evaluate the performance of the internal audit function.

•	Receive prior to each meeting at which the subject is discussed, a summary of findings from completed audits and a progress report on proposed audit plans, with explanations for any deviations from the original plans.

•	Review annually with financial management and the Corporation’s independent auditors, (i) any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (ii) the Corporation’s accounting policies in light of the Corporation’s current operations and current generally accepted accounting principles (“GAAP”) and SEC rules and regulations, (iii) any major issues regarding the Corporation’s accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles; and (iv) the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Corporation.

•	Review, in conjunction with management, the Corporation’s policies generally with respect to its earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information.

•	Review and discuss the interim financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors and discuss the results of the independent auditor’s review of the Corporation’s interim financial information. In addition, the Audit Committee shall discuss with the independent auditors other matters required to be communicated by the independent auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Corporation’s Form 10-Q. The chair of the Audit Committee may represent the entire committee for purposes of this review.

•	Review and discuss the audited financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to be contained in the annual report on Form 10-K and annual shareholders report with management and the independent auditors to determine that the independent auditors are satisfied with the content and disclosure of the financial statements, and recommend to the Board that the Corporation’s audited financial statements be included in the Form 10-K.

•	Oversee the Corporation’s overall compliance with legal and regulatory requirements and with its Code of Business Conduct and Ethics.

•	Prepare the Audit Committee Report for inclusion in the Corporation’s annual proxy statement in accordance with applicable SEC regulations.

•	Oversee the Corporation’s compliance with the written confirmation required by New York Stock Exchange rules annually or upon any change in Audit Committee membership.

•	Oversee the Corporation’s compliance with SEC regulations requiring that a copy of this charter be included in the Corporation’s annual proxy statement at least once every three years.

•	Periodically, provide sufficient opportunity for the internal auditors, independent auditors and management to meet separately with the members of the Audit Committee, as the Audit Committee deems appropriate. Among the items to be discussed in these meetings may be the results of the independent auditors’ examinations, their evaluation of the Corporation’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit and interim reviews.

•	Review with independent auditor any audit problems or difficulties or management’s response.

•	Review accounting and financial human resources and succession planning within the Corporation.

•	Establish policies for the Corporation’s hiring of current or former employees of the independent auditors.

•	Provide regular reports of the matters discussed at each Audit Committee meeting to the Board of Directors.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The Audit Committee shall be responsible for reviewing any such complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

Appendix B

JACUZZI BRANDS, INC.

2004 STOCK INCENTIVE PLAN

1.     Establishment, Effective Date and Term

      Jacuzzi Brands, Inc., a Delaware corporation hereby establishes the “Jacuzzi Brands, Inc. 2004 Stock Incentive Plan.” The Effective Date of the Plan shall be the date that the Plan was approved by the stockholders of Jacuzzi Brands in accordance with its By-laws and the laws of the State of Delaware, or such later date as provided in the resolutions adopting the Plan. Unless earlier terminated pursuant to Section 16(i) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Appendix 1 attached hereto.

2.     Purpose

      The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Jacuzzi Brands and incentives to expend maximum effort for the growth and success of the Company so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of Jacuzzi Brands.

3.     Eligibility

      Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.     Administration

      (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

      (b) Advisors to Committee. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

      (c) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

      (d) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of Jacuzzi Brands, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation or By-Laws of Jacuzzi Brands. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.     Common Stock

      (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Five Million (5,000,000) shares, subject to adjustment as provided in the Plan. The maximum number of shares of Common Stock that may be issued under all Awards granted in a fiscal year shall not exceed 1 1/2% of Jacuzzi Brands’ maximum authorized and outstanding shares of Common Stock at any time during said fiscal year provided, that such limitation shall not include any substitute grants made in settlement of any awards under any other plan sponsored by Jacuzzi Brands, or substitute grants or equity assumed in connection with a corporate transaction.

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Six Hundred Thousand (1,600,000) of such shares shall be available exclusively for the grant of Options and Stock Appreciation Rights. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this Section.

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Three Million Four Hundred Thousand (3,4000,000) of such shares shall be available exclusively for the grant of Awards other than Options and Stock Appreciation Rights.

(iii) No more than 300,000 shares of Common Stock may be subject to grants of Options and Stock Appreciation Rights to any one Eligible Individual during any one fiscal year. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Option or Stock Appreciation Right, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to such share shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this Section.

(iv) No more than 300,000 shares of Common Stock may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year.

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $300,000.

      (b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Award other than the granting of a Performance Unit, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award.

(ii) In connection with the granting of a Performance Unit, the number of shares of Common Stock shall be reduced by an amount equal to the quotient of (A) the dollar amount in which the Performance Unit is denominated, divided by (B) the Fair Market Value of a share of Common Stock on the date the Performance Unit is granted.

      (c) Cancelled, Forfeited, or Surrendered Awards. If any Award is cancelled, forfeited, exchanged, surrendered or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award will to the extent cancelled, forfeited, exchanged, surrendered or terminated be available for future Awards granted under the Plan as if said Award had never been granted.

      (d) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Jacuzzi Brands by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Jacuzzi Brands or other increase or decrease in such shares effected without receipt of consideration by Jacuzzi Brands occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan; (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (iii) in the Exercise Price per share of outstanding Options granted under the Plan and (iv) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 11. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(c), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(c) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.     Options

      (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Individuals Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. Each grant of an Option must satisfy the requirements set forth in this Section.

      (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options.

      (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price may not be less than Fair Market Value of the Common Stock, or if greater, the par value of the Common Stock, as of the Grant Date of the total number of shares of Common Stock that are subject to such Option.

      (d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

      (e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of an Incentive Stock Option be less than 100% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Incentive Stock Option.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Jacuzzi Brands, such Incentive Stock Options (i) must have an Exercise Price that is at least 110% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Option, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

      (f) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Unless otherwise provided in the applicable Award Agreement, Options will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over four (4) years following the Grant Date of the Option.

      (g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Jacuzzi Brands a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Jacuzzi Brands at its principal office and addressed to the attention of Jacuzzi Brands’ Vice President — Human Resources. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

      (h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order; or

(ii) through the delivery to Jacuzzi Brands of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Jacuzzi Brands’ earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Jacuzzi Brands incurring any liability under Section 16(b) of the Exchange Act.

Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made by one of the following methods or in any combination thereof as it may determine: (i) by the delivery of a promissory note of the Participant to Jacuzzi Brands on such terms as the Committee shall specify in its sole and absolute discretion; (ii) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Jacuzzi Brands, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income, employment, excise and other taxes required to be withheld by the Company by reason of such exercise and (2) to Jacuzzi Brands to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (iii) any other method as may be permitted by the Committee.

      (i) Termination of Employment, Retirement, Disability, or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding the foregoing, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or service of a Participant with the Company for any reason other than for Cause, a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable) may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or service.

(i) Termination for Reason Other Than Cause, Disability, Retirement or Death. If a Participant’s termination of employment is for any reason other than Cause, Disability, Retirement or death, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed thirty (30) days from the date of such termination, and prior to the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death and prior to the termination of the Option pursuant to its terms.

(iii) Termination by Reason of Retirement. If a Participant’s termination of employment or service by reason of Retirement, the Participant shall have the right at any time within a period not to exceed ninety (90) days from the date of such termination, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that, if the Participant dies within such exercise period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death and prior to the termination of the Option pursuant to its terms.

(iv) Death. If a Participant dies while in the employment or service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(v) Other Termination. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of occurrence of the event which would be grounds for termination of employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for termination of employment by the Company for Cause.

7.     Stock Appreciation Rights

      (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, as the Committee shall determine in its sole and absolute discretion. Stock Appreciation Rights may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

      (b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Stock Appreciation Right) applicable with respect to (i) Stock Appreciation Rights granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions applicable to the tandem Options, and (ii) freestanding Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option. Notwithstanding anything to the contrary, the Committee may, in its sole and absolute discretion, designate a Stock Appreciation Right as a limited Stock Appreciation Right that shall be exercisable only upon the occurrence of certain events including but not limited to a Change in Control of Jacuzzi Brands.

      (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights (regardless of whether free-standing or tandem) shall be exercised by a Participant only by written notice delivered to the Vice President — Human Resources of Jacuzzi Brands, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. Tandem Stock Appreciation Rights may only be exercised upon the surrender of the right to exercise the related Option for an equivalent number of shares of Common Stock and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Upon the exercise of an Option granted in connection with a Stock Appreciation Right, the related Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock to which the Option was exercised.

      (d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Company may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.	Restricted Stock and Restricted Stock Units

      (a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts, as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

      (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Unless otherwise provided in the applicable Award Agreement, Restricted Stock and Restricted Stock Units will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over three (3) years following the Grant Date of the Restricted Stock or Restricted Stock Units. Shares of Restricted Stock or Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(c).

      (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Jacuzzi Brands, Inc. 2004 Stock Incentive Plan, and in an Agreement entered into by and between the registered owner of such shares and the company, dated . A copy of the Plan and the Award Agreement may be obtained from the Secretary of the company.”

      (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock. Upon the lapse of the applicable restrictions with respect to any Restricted Stock Units, Jacuzzi Brands shall deliver to the Participant, one share of Common Stock for each Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any. Unless otherwise provided in an Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Stock Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the applicable restrictions lapsed with respect to the related Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any.

      (e) Stockholder Rights. Until the expiration of all applicable restrictions, the Restricted Stock shall be treated as outstanding, the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividend and distributions may be held in escrow by the Company until all restrictions on the respective Restricted Stock have lapsed. A Participant shall not have any right with respect to Restricted Stock Units granted under the Plan to vote on any matter submitted to Jacuzzi Brands’ stockholders until the shares of Common Stock attributable to such Restricted Stock Units have been issued.

      (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or service with the Company terminates for any reason, all nonvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Jacuzzi Brands with respect to such Restricted Stock shall be forfeited immediately and returned to the Company, and all nonvested Restricted Stock Units and related Dividend Equivalents shall be forfeited. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(d) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares or Performance Units.

9.	Performance Shares and Performance Units

      (a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

      (b) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.

      (c) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common

Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

      (d) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Retirement, Death, or Disability. If a Participant’s employment or service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than Retirement, death, or Disability the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Retirement, Death, or Disability. If a Participant’s employment or service with the Company terminates by reason of the Participant’s Retirement, death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

10.	Stock Awards

      Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, shares of Common Stock, in such amounts, as the Committee shall determine in its sole and absolute discretion. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. Grants of Common Stock made pursuant to this Section may include the issuance of Common Stock to a Non-Employee Director in settlement of director fees payable to such director that were previously deferred under the Deferred Compensation Plan.

11.	Award Grants to Non-Employee Directors

      All Non-Employee Directors shall be eligible to receive Awards pursuant to the terms of this Section and shall, in the sole discretion of the Board, be eligible to receive any other type of Award permitted under the Plan.

      (a) Common Stock Awards for Non-Employee Directors. Awards of Common Stock made to a Non-Employee Director pursuant to this Section shall be made pursuant to the following terms:

(i) Initial Award. In addition to any other Awards granted hereunder, each Non-Employee Director shall receive 1,500 shares of Common Stock upon the date the Non-Employee Director begins service as a Non-Employee Director (even if previously an employee director).

(ii) Annual Awards. On the first business day of each calendar quarter in each fiscal year of Jacuzzi Brands, each Non-Employee Director who is a director of Jacuzzi Brands on such date shall receive an amount of shares of Common Stock equal to the quotient of $6,250 divided by the Fair Market Value of the Common Stock on the first business day of such fiscal year. No fractional shares shall be issued and to the extent the quotient is other than a whole number of Common Stock, the value of fractional shares shall be paid to the Non-Employee Director in cash.

(iii) Deferral of Annual Award. A Non-Employee Director may elect to defer 100% of the annual Award provided for in Section 7(a)(ii) under and pursuant to the terms of the Deferred Compensation Plan. In the event that a Non-Employee Director elects to defer an annual Award, (i) such Award shall be issued in the form of Restricted Stock Units which shall be credited to the Non-Employee Director’s account in the Deferred Compensation Plan and (ii) the formula provided in paragraph (a)(ii) above shall be modified so that the amount of Restricted Stock Units credited to the Non-Employee Director’s account in the Deferred Compensation Plan shall be equal to the quotient of $7,500 divided by the Fair Market Value of the Common Stock on the first business day of such fiscal year. No fractional shares shall be deferred and the value of any fractional shares shall be paid to the Non-Employee Director in cash. Restricted Stock Units credited to a Non-Employee Director’s account in the Deferred Compensation Plan shall be entitled to Dividend Equivalents.

(iv) Purchase Price. The purchase price for the shares of Common Stock granted hereunder shall be zero, provided, however, that to the extent such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

      (b) Options. All Options granted to a Non-Employee Director pursuant to this Section shall be Non-Qualified Stock Options and shall be made pursuant to the following terms:

(i) Initial Grant. In addition to any other Awards granted hereunder, a Non-Employee Director shall receive an Option to purchase 7,500 shares of Common Stock upon the date the Non-Employee Director begins service as a Non-Employee Director (even if previously an employee director).

(ii) Annual Grant. Each Non-Employee Director shall receive an Option to purchase 3,750 shares of Common Stock on each Annual Grant Date.

(iii) Exercise Price. The Exercise Price of an Option granted hereunder shall be equal to greater of the Fair Market Value of a share of Common Stock or the par value of the Common Stock.

(iv) Option Period. An Option granted hereunder and all rights to purchase Common Stock thereunder shall terminate on the tenth anniversary of the Grant Date of such Option.

(v) Exercisability. An Option granted hereunder shall vest and become exercisable on the date that is six months and 1 day after the Grant Date of the Option provided that the Non-Employee Director is a director of Jacuzzi Brands on such date.

(vi) Method of Exercise. When the conditions of paragraph (b)(v) above have been satisfied, a Non-Employee Directors may exercise an Option granted under this Section only in accordance with the following provisions. The Non-Employee Director shall deliver to Jacuzzi Brands a written notice stating that the Non-Employee Directors is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised in accordance with Section 6(h) above. Said notice must be delivered to Jacuzzi Brands at its principal office and addressed to the attention of Jacuzzi Brands’ Vice President — Human Resources. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(vii) Termination of Directorship for Reason other than Cause, Disability, or Death. If a Non-Employee Director’s directorship terminates for any reason other than Cause, Disability, or death, the Non-Employee Director or the Non-Employee Director’s estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of such termination, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Non-Employee Director at the date of such termination. Upon such termination the Non-Employee Director’s unvested Options shall expire, except as otherwise provided by the Committee.

(viii) Termination of Directorship for Cause. Upon the removal, failure to stand for reelection or failure to be re-nominated for Cause, or if the Company obtains information after a Non-Employee Director’s directorship terminates that such Non-Employee Director had engaged in conduct that would have justified removal for Cause during the Non-Employee Director’s directorship, all outstanding Options held by such Non-Employee Director shall expire immediately and the Non-Employee Director or the Non-Employee Director’s estate, devisee or heir at law (whichever is applicable) shall have no further right to purchase shares of Common Stock pursuant to such Options.

(ix) Death. If a Non-Employee Director’s directorship terminates by reason of such director’s death, all nonvested Options held by such director shall vest and become fully exercisable and the Non-Employee Director’s estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of the director’s death, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Non-Employee Director upon death.

      (c) Limitation on Awards. In the event that a grant of an Award under this Section would violate the limitations of Section 5(a), such grant shall be proportionately reduced to an amount that would not violate such limitations and, a make-up grant shall be made on the first day of the first month commencing at least twenty (20) days after such limitation is no longer exceeded in an amount equal to such prior reduction. Such make-up grants shall be made to a Non-Employee Director only if such director is a Non-Employee Director on the date such make-up grant is made. Notwithstanding anything to the contrary, in the event that no Fair Market Value of the Common Stock can be determined in a fiscal year, no annual grants of Awards shall be made for such fiscal year.

12.     Other Awards

      Awards of shares of Common Stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

13.     Deferral of Awards

      The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Award, receipt of all or a portion of the shares of Common Stock subject to such Award and/or to receive cash at such later time or times in lieu of such deferred shares of Common Stock, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects such deferral shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

14.     Change in Control and Other Corporate Events

      (a) Change in Control. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control:

(i) Subject to paragraphs (ii) and (iii) below, all outstanding Awards granted prior to the Change in Control shall become fully vested in their entirety on the Change in Control. With respect to Awards subject to performance-based vesting, all Performance Goals shall be deemed satisfied as of the date of the Change in Control. The Committee, in its sole discretion, may provide without the consent of the Participants for the purchase of any Award by the Company. For purposes of this paragraph a Participant holding an Award other than a Performance Unit shall be entitled to a cash payment of an amount equal to (i), the number of shares of Common Stock subject to such Participant’s Award, multiplied by (ii) an amount equal to (x) the Change in Control Price, minus (y) the Exercise Price, if any for such Award. With respect to a Participant who holds a Performance Unit such Participant shall be entitled to a cash payment in an amount equal to the dollar amount designated to the Performance Unit as set forth in the applicable Award Agreement.

(ii) Subject to paragraph (iii) below and notwithstanding anything herein to the contrary, in the event of a Change in Control then the Committee may, in its sole discretion, terminate all outstanding Options and Stock Appreciation Rights of each Participant effective as of the date of the Change in Control, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of the Change in Control; provided, that, unless otherwise provided in the Award Agreement, during the period beginning on the date such notice is delivered and ending on the date of the Change in Control, each such Participant shall have the right to exercise in full all of the Participant’s Options and Stock Appreciation Rights Awards that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the respective Award Agreement) but contingent on occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

(iii) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Award is granted to an Eligible Employee hereunder, no acceleration of exercisability shall occur with respect to such Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control that the Award shall be honored or assumed, or new rights substituted therefore (each such honored, assumed or substituted option hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must meet the following criteria:

(A) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

(B) the Alternative Award must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise schedule; and

(C) the Alternative Award must have economic value substantially equivalent to the value of such Award (determined at the time of the Change in Control).

      (b) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the employment or other services of a Participant employed by such entity may be treated in the sole discretion of the Committee as terminated if such Participant is not employed by the Company immediately after such event.

15.     Requirements of Law

      (a) Stockholder Approval. Notwithstanding anything to the contrary herein, no Awards shall be made pursuant to the Plan prior to the date on which the Plan is approved by the stockholders of Jacuzzi Brands in accordance with its By-laws and the laws of the State of Delaware and the rules and regulations of the securities exchange on which the Common Stock is traded.

      (b) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other Federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

      (c) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable Federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

      (d) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person’s wages or compensation due to such person, or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

      (e) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

16.     General Provisions

      (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain such provisions, as the Committee shall deem appropriate. The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

      (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

      (c) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

      (d) Issuance of Certificates; Stockholder Rights. Jacuzzi Brands shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for Federal tax purposes pursuant to Code Section 162(m).

      (e) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

      (f) Buyout and Settlement Provisions. The Committee may at any time on behalf of Jacuzzi Brands offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

      (g) Use of Proceeds. The proceeds received by Jacuzzi Brands from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Jacuzzi Brands.

      (h) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without approval of the stockholders of Jacuzzi Brands, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 14, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

      (i) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of Jacuzzi Brands at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of Jacuzzi Brands shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 14 hereof), (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided herein that the stockholders of Jacuzzi Brands must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 14 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

      (j) Notification of 83(b) Election. If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

      (k) Detrimental Activity. All Awards shall be subject to cancellation by the Committee if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall be entitled to recover from the Participant at any time within two (2) years after the exercise or vesting of the Award but prior to a Change in Control, and the Participant shall pay over to the Company with respect to any Award previously held by such Participant (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (ii) any shares of Common Stock granted pursuant to any Award other than an Option, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (iii) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.

      (l) Disclaimer of Rights. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

      (m) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

      (n) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

      (o) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

      (p) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

      (q) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

      (r) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

      (s) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

      (t) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Jacuzzi Brands, to its principal place of business, attention: Vice President — Human Resources, and if to the holder of an Award, to the address as appearing on the records of the Company.

APPENDIX 1

DEFINITIONS

      “Annual Grant Date” means October 1, 2004 and each October 1 thereafter.

      “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation right or any other award granted pursuant to the Plan.

      “Award Agreement” means a written agreement entered into by Jacuzzi Brands and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

      “Board” means the board of directors of Jacuzzi Brands.

      “Cause” means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

      “Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Jacuzzi Brands, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of Jacuzzi Brands in substantially the same proportions as their ownership of common stock of Jacuzzi Brands), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Jacuzzi Brands representing twenty-five percent (25%) or more of the combined voting power of Jacuzzi Brands’ then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) whose election by the Board or nomination for election by Jacuzzi Brands’ stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger, consolidation, reorganization, or other business combination of the Jacuzzi Brands with any other entity, other than a merger or consolidation which would result in the voting securities of Jacuzzi Brands outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Jacuzzi Brands or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Jacuzzi Brands (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of Jacuzzi Brands’ then outstanding securities shall not constitute a Change in Control; or

(d) the stockholders of Jacuzzi Brands approve a plan of complete liquidation of Jacuzzi Brands or the consummation of the sale or disposition by Jacuzzi Brands of all or substantially all of Jacuzzi Brands’ assets other than (x) the sale or disposition of all or substantially all of the assets of Jacuzzi Brands to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Jacuzzi Brands at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of Jacuzzi Brands.

      “Change in Control Price” means the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of Jacuzzi Brands, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control. The Committee may adjust the Change in Control Price ton account for shares of Common Stock subject to Awards hereunder which have not been issued as of the date of a Change in Control and treat such Common Stock as if it had been issued prior to the date of the Change in Control.

      “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Not withstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

      “Common Stock” means the common stock, $.01 par value per share, of Jacuzzi Brands.

      “Company” means Jacuzzi Brands and all entities whose financial statements are required to be consolidated with the financial statements of Jacuzzi Brands pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

      “Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

      “Covered Individual” means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 4(b).

      “Deferred Compensation Plan” means Jacuzzi Brands, Inc. Non-Employee Director Deferred Compensation Plan or any other deferred compensation adopted by the Company.

      “Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant’s employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant’s Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company, provided however that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant’s employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

      “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

      “Disparagement” means making any comments or statements to the press, the Company’s employees or any individual or entity with whom the company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

      “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

      “Effective Date” shall mean the date that the Plan was approved by the stockholders of Jacuzzi Brands in accordance with its By-laws and the laws of the State of Delaware.

      “Eligible Individual” means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exercise Price” means the purchase price of each share of Common Stock subject to an Award.

      “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the day prior to the date on which the Award is granted. If the Common Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

      “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

      “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

      “Jacuzzi Brands” means Jacuzzi Brands, Inc., a Delaware corporation.

      “Non-Employee Director” means a director of Jacuzzi Brands who is not an active employee of the Company.

      “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

      “Option” means an option to purchase Common Stock granted pursuant to Sections 6 or 11 of the Plan.

      “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

      “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Jacuzzi Brands’ enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, Jacuzzi Brands’ after-tax or pre-tax profits including, without limitation, that attributable to Jacuzzi Brands’ continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Jacuzzi Brands’ operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Jacuzzi Brands’ operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Jacuzzi Brands’ long-term or short-term public or private debt or other similar financial obligations of Jacuzzi Brands, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from Jacuzzi Brands’ continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, Jacuzzi Brands’ net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Jacuzzi Brands’ return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Jacuzzi Brands’ after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of Jacuzzi Brands’ Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Jacuzzi Brands of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Jacuzzi Brands (or a subsidiary, division or other operational unit of Jacuzzi Brands) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

      “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

      “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

      “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

      “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

      “Plan” means this Jacuzzi Brands, Inc. 2004 Stock Incentive Plan.

      “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

      “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

      “Restricted Stock Unit” means the right to receive to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 8 hereunder.

      “Retirement” means a termination of employment of a Participant (other than for Cause or within ninety (90) days after an event which would be grounds for a termination of employment for Cause) who has attained (1) at least age sixty-five (65); (2) at least age sixty-two (62) and performed ten (10) or more years of service with the Company (or its predecessors); or (3) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

      “Section 424 Employee” means an employee of Jacuzzi Brands or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

      “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

      “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

P R O X Y

JACUZZI BRANDS, INC.
This Proxy is Solicited on Behalf of the Board of Directors of Jacuzzi Brands, Inc.
Annual Meeting of Stockholders — February 11, 2004

     The undersigned hereby appoints DAVID H. CLARKE and STEVEN C. BARRE as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Jacuzzi Brands, Inc. to be held on February 11, 2004, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors into Class I are: Veronica M. Hagen and Sir Harry Solomon. The nominees for directors into Class III are: David H. Clarke, Claudia E. Morf and Robert R. Womack.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2004, “FOR” THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE EXCHANGE PROGRAM.

(SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

–  FOLD AND DETACH HERE  –

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD LISTED BELOW AND FOR THE PROPOSALS LISTED BELOW

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

					FOR	AGAINST	ABSTAIN
A.	Election of Directors:		B.	Ratify appointment of Ernst & Young, LLP as independent auditors for fiscal 2004.	☐	☐	☐
	FOR ALL NOMINEES (except as marked to the contrary)	TO WITHHOLD AUTHORITY (for all nominees listed)			FOR	AGAINST	ABSTAIN
	☐	☐	C.	PROPOSAL 1—Approval of the 2004 Stock Incentive Plan	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			D.	PROPOSAL II—Approval of Exchange Program	☐	☐	☐

Nominees:
01	Veronica M. Hagen	-	Class I	INSTRUCTION: To withhold authority to
02	Sir Harry Solomon	-	Class I	vote for any individual nominee, strike a
03	David H. Clarke	-	Class III	line through the nominee’s name.
04	Claudia E. Morf	-	Class III
05	Robert R. Womack	-	Class III

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign, date and return this card.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.

Signature	Signature	Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ  FOLD AND DETACH HERE  Δ

JACUZZI BRANDS, INC.
RETIREMENT SAVINGS AND INVESTMENT PLAN

VOTING INSTRUCTION CARD

Reliance Trust Company (the “Trustee”) is hereby instructed to vote (in person by limited or general power of attorney or by proxy) all the shares or fractional shares thereof of Common Stock of Jacuzzi Brands, Inc. which are allocated to the undersigned’s Retirement Savings and Investment Plan account and held of record by the Trustee on December 23, 2003, at the Annual Meeting of Stockholders to be held on February 11, 2004, or any adjournment or postponement thereof.

Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by February 6, 2004.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE PARTICIPANT (OR DESIGNATED BENEFICIARY OF DECEASED PARTICIPANT). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED VOTING INSTRUCTION CARD IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2004, “FOR” THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE EXCHANGE PROGRAM.

This voting instruction card is continued on the reverse side.
Please mark, sign and date on the reverse side and return promptly.

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD LISTED BELOW AND FOR THE PROPOSALS LISTED BELOW

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

					FOR	AGAINST	ABSTAIN
A.	Election of Directors:		B.	Ratify appointment of Ernst & Young, LLP as independent auditors for fiscal 2004.	☐	☐	☐
	FOR ALL NOMINEES (except as marked to the contrary)	TO WITHHOLD AUTHORITY (for all nominees listed)			FOR	AGAINST	ABSTAIN
	☐	☐	C.	PROPOSAL 1—Approval of the 2004 Stock Incentive Plan	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			D.	PROPOSAL II—Approval of Exchange Program	☐	☐	☐

Nominees:
01	Veronica M. Hagen	-	Class I	INSTRUCTION: To withhold authority to
02	Sir Harry Solomon	-	Class I	vote for any individual nominee, strike a
03	David H. Clarke	-	Class III	line through the nominee’s name.
04	Claudia E. Morf	-	Class III
05	Robert R. Womack	-	Class III

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign, date and return this card.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.

Signature	Signature	Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ  FOLD AND DETACH HERE  Δ